EXHIBIT INDEX

Exhibits

     (1)(a)  Amended and Restated Declaration of Trust.
     (1)(b)  Articles of Amendment
     (2)  By-Laws
     (5)  Management Agreement
     (6)  Distribution Agreement
     (8)  Custody Agreement
     (9)  Shareholder Services Plan
     (11) Consent of Independent Auditors
     (27) Financial Data Schedule

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                                          Exhibit (1)(a)
                      DREYFUS STRATEGIC INCOME
      Amended and Restated Agreement and Declaration of Trust


          THIS AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST, made this 25th day of June, 1992, hereby amends and restates in its entirety the Agreement and Declaration of Trust made at Boston, Massachusetts, dated July 24, 1985, by the Trustees hereunder (hereinafter with any additional and successor trustees referred to as the "Trustees") and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided.

                       W I T N E S S E T H :

          WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Massachusetts business trust in accordance with the provisions hereinafter set forth.

          NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of Shares, whether or not certificated, in this Trust as hereinafter set forth.


                             ARTICLE I

                       Name and Definitions

          Section 1.  Name.  This Trust shall be known as
"Dreyfus Strategic Income."

          Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

          (a) The term "Commission" shall have the meaning provided in the 1940 Act;

          (b) The "Trust" refers to the Massachusetts business trust established by this Agreement and Declaration of Trust, as amended from time to time;

          (c) "Shareholder" means a record owner of Shares of the Trust;

          (d)  "Shares" means the equal proportionate
transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one series or class of Shares is authorized by the Trustees, the equal proportionate transferable units into which each series or class of Shares shall be divided from time to time, and includes a fraction of a Share as well as a whole Share;

          (e)  The "1940 Act" refers to the Investment Company
Act of 1940, and the Rules and Regulations thereunder, all as amended from time to time;

          (f) The term "Manager" is defined in Article IV, Sec-tion 5;

          (g) The term "Person" shall mean an individual or any corporation, partnership, joint venture, trust or other enterprise;

          (h) "Declaration of Trust" shall mean this Agreement and Declaration of Trust as amended or restated from time to time;

          (i) "Bylaws" shall mean the Bylaws of the Trust as amended from time to time;

          (j) The term "series" or "series of Shares" refers to the one or more separate investment portfolios of the Trust into which the assets and liabilities of the Trust may be divided and the Shares of the Trust representing the beneficial interest of Shareholders in such respective portfolios; and

          (k) The term "class" or "class of Shares" refers to the division of Shares representing any series into two or more classes as provided in Article III, Section 1 hereof.

                            ARTICLE II

                         Purposes of Trust

          This Trust is formed for the following purpose or purposes:

          (a) to conduct, operate and carry on the business of an investment company;

          (b) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, lend, write options on, exchange, distribute or otherwise dispose of and deal in and with securities of every nature, kind, character, type and form, including, without limitation of the generality of the foregoing, all types of stocks, shares, futures contracts, bonds, debentures, notes, bills and other negotiable or non-negotiable instruments, obligations, evidences of interest, certificates of interest, certificates of participation, certificates, interests, evidences of ownership, guarantees, warrants, options or evidences of indebtedness issued or created by or guaranteed as to principal and interest by any state or local government or any agency or instrumentality thereof, by the United States Government or any agency, instrumentality, territory, district or possession thereof, by any foreign government or any agency, instrumentality, territory, district or possession thereof, by any corporation organized under the laws of any state, the United
States or any territory or possession thereof or under the laws of any foreign country, bank certificates of deposit, bank time deposits, bankers' acceptances and commercial paper; to pay for the same in cash or by the issue of stock, including treasury stock, bonds or notes of the Trust or otherwise; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any said instruments;

          (c) to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust;

          (d) to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares including Shares in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or other assets of the appropriate series or class of Shares, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of The Commonwealth of Massachusetts;

          (e) to conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without The Commonwealth of Massachusetts, in any and all States of the United States of America, in the District of Columbia, and in any other parts of the world; and

          (f) to do all and everything necessary, suitable, convenient, or proper for the conduct, promotion, and attainment of any of the businesses and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such businesses and purposes and which might be engaged in or carried on by a Trust organized under the Massachusetts General Laws, and to have and exercise all of the powers conferred by the laws of The Common-wealth of Massachusetts upon a Massachusetts business trust.

          The foregoing provisions of this Article II shall be construed both as purposes and powers and each as an independent purpose and power.



                            ARTICLE III

                        Beneficial Interest

          Section 1. Shares of Beneficial Interest. The Shares of the Trust shall be issued in one or more series as the Trustees may, without Shareholder approval, authorize. Each series shall be preferred over all other series in respect of the assets allocated to that series and shall represent a separate investment portfolio of the Trust. The beneficial interest in each series at all times shall be divided into Shares, with or without par value as the Trustees may from time to time determine, each of which shall, except as provided in the following sentence, represent an equal proportionate interest in the series with each other Share of the same series, none having priority or preference over another. The Trustees may, without Shareholder approval, divide Shares of any series into two or more classes, Shares of each such class having such preferences and special or relative rights and privileges (including conversion rights, if any) as the Trustees may determine. The number of Shares authorized shall be unlimited, and the Shares so authorized may be represented in part by fractional shares. From time to time, the Trustees may divide or combine the Shares of any series or class into a greater or lesser number without thereby changing the proportionate beneficial interests in the series or class.

          Section 2. Ownership of Shares. The ownership of Shares will be recorded in the books of the Trust or a transfer agent. The record books of the Trust or any transfer agent, as the case may be, shall be conclusive as to who are the holders of Shares of each series and class and as to the number of Shares of each series and class held from time to time by each. No certificates certifying the ownership of Shares need be issued except as the Trustees may otherwise determine from time to time.


          Section 3. Issuance of Shares. The Trustees are authorized, from time to time, to issue or authorize the issuance of Shares at not less than the par value thereof, if any, and to fix the price or the minimum price or the consideration (in cash and/or such other property, real or personal, tangible or intangible, as from time to time they may determine) or minimum consideration for such Shares. Anything herein to the contrary notwithstanding, the Trustees may issue Shares pro rata to the Shareholders of a series at any time as a stock dividend, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Shares of that series, and any stock dividend to the Shareholders of a particular class of Shares shall be made to such Shareholders pro rata in proportion to the number of Shares of such class held by each of them.

   All consideration received by the Trust for the issue or sale of Shares of each series, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall belong irrevocably to the series of Shares with respect to which the same were received by the Trust for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Trust and are herein referred to as "assets of" such series.


    Shares may be issued in fractional denominations to the same extent as whole Shares, and Shares in fractional denominations shall be Shares having proportionately to the respective fractions represented thereby all the rights of whole Shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Trust or of a particular series of Shares.

          Section 4. No Preemptive Rights. Shareholders shall have no preemptive or other right to subscribe for any additional Shares or other securities issued by the Trust.

          Section 5. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the
Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind any Shareholder or Trustee personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder at any time personally may agree to pay by way of subscription for any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust shall include a recitation limiting the obligation represented thereby to the Trust and its assets or the assets of a particular series (but the omission of such a recitation shall not operate to bind any Shareholder or Trustee personally).


                            ARTICLE IV

                             Trustees

          Section 1. Election. A Trustee may be elected either by the Trustees or the Shareholders. The Trustees named herein shall serve until the first meeting of the Shareholders or until the election and qualification of their successors. Prior to the first meeting of Shareholders the initial Trustees hereunder may elect additional Trustees to serve until such meeting and until their successors are elected and qualified. The Trustees also at any time may elect Trustees to fill vacancies in the number of Trustees. The number of Trustees shall be fixed from time to time by the Trustees and, at or after the commencement of the business of the Trust, shall be not less than three. Each Trustee, whether named above or hereafter becoming a Trustee, shall serve as a Trustee during the lifetime of this Trust, until such Trustee dies, resigns, retires, or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and the election and qualification of his successor. Subject to Section 16(a) of the 1940 Act, the Trustees may elect their own successors and, pursuant to this Section, may appoint Trustees to fill vacancies.

   Section 2. Powers. The Trustees shall have all powers necessary or desirable to carry out the purposes of the Trust, including, without limitation, the powers referred to in Article II hereof. Without limiting the generality of the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that they do not reserve that right to the Shareholders; they may fill vacancies in their number, including vacancies resulting from increases in their own number, and may elect and remove such officers and employ, appoint and terminate such employees or agents as they consider appropriate; they may appoint from their own number and terminate any one or more committees; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent and a Shareholder servicing agent, or both, provide for the distribution of Shares through a principal underwriter or otherwise, set record dates, and in general delegate such authority as they consider desirable (including, without limitation, the authority to purchase and sell securities and to invest funds, to determine the net income of the
Trust for any period, the value of the total assets of the Trust and the net asset value of each Share, and to execute such deeds, agreements or other instruments either in the name of the Trust or the names of the Trustees or as their attorney or attorneys or otherwise as the Trustees from time to time may deem expedient) to any officer of the Trust, committee of the Trustees, any such employee, agent, custodian or underwriter or to any Manager.

          Without limiting the generality of the foregoing, the Trustees shall have full power and authority:

          (a) To invest and reinvest cash and to hold cash uninvested;

          (b) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

          (c) To hold any security or property in a form not indicating any trust whether in bearer, unregistered or other negotiable form or in the name of the Trust or a custodian, subcustodian or other depository or a nominee or nominees or otherwise;

          (d) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

          (e) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

          (f) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes;

          (g) Subject to the provisions of Article III, Section 3, to allocate assets, liabilities, income and expenses of the Trust to a particular series of Shares or to apportion the same among two or more series, provided that any liabilities or expenses incurred by a particular series of Shares shall be payable solely out of the assets of that series; and to the extent necessary or appropriate to give effect to the preferences and special or relative rights and privileges of any classes of Shares, to allocate assets, liabilities, income and expenses of a series to a particular class of Shares of that series or to apportion the same among two or more classes of Shares of that series;

          (h) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

          (i) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or Managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or Manager, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability; and

          (j) To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

          Further, without limiting the generality of the foregoing, the Trustees shall have full power and authority to incur and pay out of the principal or income of the Trust such expenses and liabilities as may be deemed by the Trustees to be necessary or proper for the purposes of the Trust; provided, however, that all expenses and liabilities incurred by or arising in connection with a particular series of Shares, as determined by the Trustees, shall be payable solely out of the assets of that series.

          Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the authority granted by the Trustees, as to the amount of the assets, debts, obligations or liabilities of the Trust or a particular series or class of Shares; the amount of any reserves or charges set up and the propriety thereof; the time of or purpose for creating such reserves or charges; the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged); the price or closing bid or asked price of any investment owned or held by the
Trust or a particular series; the market value of any investment or fair value of any other asset of the Trust or a particular series; the number of Shares outstanding; the estimated expense to the Trust or a particular series in connection with purchases of its Shares; the ability to liquidate investments in an orderly fashion; and the extent to which it is practicable to deliver a cross-section of the portfolio of the Trust or a particular series in payment for any such Shares, or as to any other matters relating to the issue, sale, purchase and/or other acquisition or disposition of investments or Shares of the Trust or a particular series, shall be final and conclusive, and shall be binding upon the Trust or such series and its Shareholders, past, present and future, and Shares are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

    Section 3. Meetings. At any meeting of the Trustees, a majority of the Trustees then in office shall constitute a quorum.
Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

          When a quorum is present at any meeting, a majority of the Trustees present may take any action, except when a larger vote is required by this Declaration of Trust, the By-Laws or the 1940 Act.

          Any action required or permitted to be taken at any meeting of the Trustees or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by a majority of the Trustees or members of any such committee then in office, as the case may be, and such written consent is filed with the minutes of proceedings of the Trustees or any such committee.

     The Trustees or any committee designated by the Trustees may participate in a meeting of the Trustees or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

   Section 4. Ownership of Assets of the Trust. Title to all of the assets of each series of Shares of the Trust at all times shall be considered as vested in the Trustees.

          Section 5. Investment Advice and Management Services. The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by trustees. The Trustees from time to time may enter into a written contract or contracts with any person or persons (herein called the "Manager"), including any firm, corporation, trust or association in which any Trustee or Shareholder may be interested, to act as investment advisers and/or managers of the Trust and to provide such investment advice and/or management as the Trustees from time to time may consider necessary for the proper management of the assets of the Trust, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments. Any such contract shall be subject to the requirements of the 1940 Act with respect to its continuance in effect, its termination and the method of authorization and approval of such contract, or any amendment thereto or renewal thereof.

          Any Trustee or any organization with which any Trustee may be associated also may act as broker for the Trust in making purchases and sales of securities for or to the Trust for its investment portfolio, and may charge and receive from the Trust the usual and customary commission for such service. Any organization with which a Trustee may be associated in acting as broker for the Trust shall be responsible only for the proper execution of transactions in accordance with the instructions of the Trust and shall be subject to no further liability of any sort whatever.

          The Manager, or any affiliate thereof, also may be a distributor for the sale of Shares by separate contract or may be a person controlled by or affiliated with any Trustee or any distributor or a person in which any Trustee or any distributor is interested financially, subject only to applicable provisions of law. Nothing herein contained shall operate to prevent any Manager, who also acts as such a distributor, from also receiving compensation for services rendered as such distributor.


          Section 6. Removal and Resignation of Trustees. The Trustees or the Shareholders (by vote of 66-2/3% of the outstanding Shares entitled to vote thereon) may remove at any time any Trustee with or without cause, and any Trustee may resign at any time as Trustee, without penalty by written notice to the Trust; provided that sixty days' advance written notice shall be given in the event that there are only three or fewer Trustees at the time a notice of resignation is submitted.


                             ARTICLE V

             Shareholders' Voting Powers and Meetings

    Section 1. Voting Powers. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Article IV, Section 1, of this Declaration of Trust; provided, however, that no meeting of Shareholders is required to be called for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees have been elected by the Shareholders, (ii) for the removal of Trustees as provided in
Article IV, Section 6, (iii) with respect to any Manager as pro-vided in Article IV, Section 5, (iv) with respect to any amendment of this Declaration of Trust as provided in Article IX, Section 9, (v) with respect to a consolidation, merger or certain sales of assets as provided in Article IX, Section 5, (vi) with respect to the termination of the Trust or a series of Shares as provided in Article IX, Section 6, and (vii) with respect to such additional matters relating to the Trust as may be required by law, by this Declaration of Trust, or the By-Laws of the Trust or any registration of the Trust with the Commission or any state, or as the Trustees may consider desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote (except that in the election of Trustees said vote may be cast for as many persons as there are Trustees to be elected), and each fractional Share shall be entitled to a proportionate fractional vote. Notwithstanding any other provision of this Declaration of Trust, on any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall be voted by individual series, except (i) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual series and (ii) when the Trustees have determined that the matter affects only the interests of one or more series or class, or as otherwise required by applicable law, then only Shareholders of such series or class shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them, unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.
Until
Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or any By-Laws of the Trust to be taken by Shareholders.

   Section 2. Meetings. Meetings of the Shareholders may be called by the Trustees or such other person or persons as may be specified in the By-Laws and shall be called by the Trustees upon the written request of Shareholders owning at least 30% of the outstanding Shares entitled to vote. Shareholders shall be entitled to at least ten days' prior notice of any meeting.

          Section 3. Quorum and Required Vote. Thirty percent (30%) of the outstanding Shares shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust permits or requires that holders of any series or class shall vote as a series or class, then thirty percent (30%) of the aggregate number of Shares of that series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class. Any lesser number, however, shall be sufficient for adjournment and any adjourned session or sessions may be held within 90 days after the date set for the original meeting without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws of the Trust and subject to any applicable requirements of law, a majority of the Shares voted shall decide any question and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any series or class shall vote as a series or class, then a majority of the Shares of that series or class voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that series or class is concerned.

          Section 4. Action by Written Consent. Any action required or permitted to be taken at any meeting may be taken without a meeting if a consent in writing, setting forth such action, is signed by a majority of Shareholders entitled to vote on the subject matter thereof (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust) and such consent is filed with the records of the Trust.

          Section 5.  Additional Provisions.  The By-Laws may
include further provisions for Shareholders' votes and meetings and related matters.

                            ARTICLE VI

                   Distributions and Redemptions

          Section 1. Distributions. The Trustees shall distribute periodically to the Shareholders of each series of Shares an amount approximately equal to the net income of that series, determined by the Trustees or as they may authorize and as herein provided. Distributions of income may be made in one or more payments, which shall be in Shares, cash or otherwise, and on a date or dates and as of a record date or dates determined by the Trustees. At any time and from time to time in their discretion, the Trustees also may cause to be distributed to the Shareholders of any one or more series as of a record date or dates determined by the Trustees, in Shares, cash or otherwise, all or part of any gains realized on the sale or disposition of the assets of the series or all or part of any other principal of the Trust attributable to the series. Each distribution pursuant to this
Section 1 shall be made ratably according to the number of Shares of the series held by the several Shareholders on the record date for such distribution, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Shares of that series, and any distribution to the Shareholders of a particular class of Shares shall be made to such Shareholders pro rata in proportion to the number of Shares of such class held by each of them. No distribution need be made on Shares purchased pursuant to orders received, or for which payment is made, after such time or times as the Trustees may determine.

          Section 2.  Determination of Net Income.  In
determining the net income of each series or class of Shares for any period, there shall be deducted from income for that period
(a) such portion of all charges, taxes, expenses and liabilities due or accrued as the Trustees shall consider properly chargeable and fairly applicable to income for that period or any earlier period and (b) whatever reasonable reserves the Trustees shall consider advisable for possible future charges, taxes, expenses and liabilities which the Trustees shall consider properly chargeable and fairly applicable to income for that period or any earlier period. The net income of each series or class for any period may be adjusted for amounts included on account of net income in the net asset value of Shares issued or redeemed or repurchased during that period. In determining the net income of a series or class for a period ending on a date other than the end of its fiscal year, income may be estimated as the Trustees shall deem fair. Gains on the sale or disposition of assets shall not be treated as income, and losses shall not be charged against income unless appropriate under applicable accounting principles, except in the exercise of the discretionary powers of the Trustees. Any amount contributed to the Trust which is received as income pursuant to a decree of any court of competent jurisdiction shall be applied as required by the said decree.

          Section 3. Redemptions. Any Shareholder shall be entitled to require the Trust to redeem and the Trust shall be obligated to redeem at the option of such Shareholder all or any part of the Shares owned by said Shareholder, at the redemption price, pursuant to the method, upon the terms and subject to the conditions hereinafter set forth:

          (a) Certificates for Shares, if issued, shall be presented for redemption in proper form for transfer to the Trust or the agent of the Trust appointed for such purpose, and these shall be presented with a written request that the Trust redeem all or any part of the Shares represented thereby.

          (b) The redemption price per Share shall be the net asset value per Share when next determined by the Trust at such time or times as the Trustees shall designate, following the time of presentation of certificates for Shares, if issued, and an appropriate request for redemption, or such other time as the Trustees may designate in accordance with any provision of the 1940 Act, or any rule or regulation made or adopted by any securities association registered under the Securities Exchange Act of 1934, as determined by the Trustees, less any applicable charge or fee imposed from time to time as determined by the Trustees.

          (c)  Net asset value of each series or class of Shares
(for the purpose of issuance of Shares as well as redemptions thereof) shall be determined by dividing:

               (i) the total value of the assets of such series or class determined as provided in paragraph (d) below less, to the extent determined by or pursuant to the direction of the Trustees in accordance with generally accepted accounting principles, all debts, obligations and liabilities of such series or class (which debts, obligations and liabilities shall include, without limitation of the generality of the foregoing, any and all debts, obligations, liabilities, or claims, of any and every kind and nature, fixed, accrued and otherwise,
          including the estimated accrued expenses of management and supervision, administration and distribution and any reserves or charges for any or all of the foregoing, whether for taxes, expenses, or otherwise, and the price of Shares redeemed but not paid for) but excluding the Trust's liability upon its Shares and its surplus, by

              (ii) the total number of Shares of such series or class outstanding.

          The Trustees are empowered, in their absolute discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by them to be necessary to enable the Trust to comply with applicable law, or are deemed by them to be desirable, provided they are not inconsistent with any provision of the 1940 Act.

          (d)  In determining for the purposes of this
Declaration of Trust the total value of the assets of each series or class of Shares at any time, investments and any other assets of such series or class shall be valued in such manner as may be determined from time to time by or pursuant to the order of the Trustees.

   (e) Payment of the redemption price by the Trust may be made either in cash or in securities or other assets at the time owned by the Trust or partly in cash and partly in securities or other assets at the time owned by the Trust. The value of any part of such payment to be made in securities or other assets of the Trust shall be the value employed in determining the redemption price. Payment of the redemption price shall be made on or before the seventh day following the day on which the Shares are properly presented for redemption hereunder, except that delivery of any securities included in any such payment shall be made as promptly as any necessary transfers on the books of the issuers whose securities are to be delivered may be made and, except as postponement of the date of payment may be permissible under the 1940 Act.

          Pursuant to resolution of the Trustees, the Trust may deduct from the payment made for any Shares redeemed a liquidating charge not in excess of one percent (1%) of the redemption price of the Shares so redeemed, and the Trustees may alter or suspend any such liquidating charge from time to time.

          (f) The right of any holder of Shares redeemed by the Trust as provided in this Article VI to receive dividends or distributions thereon and all other rights of such Shareholder with respect to such Shares shall terminate at the time as of which the redemption price of such Shares is determined, except the right of such Shareholder to receive (i) the redemption price of such Shares from the Trust in accordance with the provisions hereof, and (ii) any dividend or distribution to which such Shareholder previously had become entitled as the record holder of such
Shares on the record date for such dividend or distribution.

          (g) Redemption of Shares by the Trust is conditional upon the Trust having funds or other assets legally available therefor.

   (h) The Trust, either directly or through an agent, may repurchase its Shares, out of funds legally available therefor, upon such terms and conditions and for such consideration as the Trustees shall deem advisable, by agreement with the owner at a price not exceeding the net asset value per Share as determined by or pursuant to the order of the Trustees at such time or times as the Trustees shall designate, less a charge not to exceed one percent (1%) of such net asset value, if and as fixed by resolution of the Trustees from time to time, and to take all other steps deemed necessary or advisable in connection therewith.

    (i) Shares purchased or redeemed by the Trust shall be cancelled or held by the Trust for reissue, as the Trustees from time to time may determine.

   (j) The obligations set forth in this Article VI may be suspended or postponed, (1) for any period (i) during which the New York Stock Exchange is closed other than for customary weekend and holiday closings, or (ii) during which trading on the
New York Stock Exchange is restricted, (2) for any period during which an emergency exists as a result of which (i) the disposal by the Trust of investments owned by it is not reasonably practicable, or
(ii) it is not reasonably practicable for the Trust fairly to determine the value of its net assets, or (3) for such other periods as the Commission or any successor governmental authority by order may permit.

   Notwithstanding any other provision of this Section 3 of
Article VI, if certificates representing such Shares have been issued, the redemption or repurchase price need not be paid by the
Trust until such certificates are presented in proper form for transfer to the Trust or the agent of the Trust appointed for such purpose; however, the redemption or repurchase shall be effective, in accordance with the resolution of the Trustees, regardless of whether or not such presentation has been made.

          Section 4. Redemptions at the Option of the Trust. The Trust shall have the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof as determined in accordance with Section 3 of Article VI of this Declaration of Trust: (i) if at such time such Shareholder owns fewer Shares than, or Shares having an aggregate net asset value of less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such Shareholder owns Shares of a particular series or class of Shares equal to or in excess of a percentage of the outstanding Shares of that series or class determined from time to time by the Trustees; or (iii) to the extent that such Shareholder owns Shares of the Trust representing a percentage equal to or in excess of such percentage of the aggregate number of outstanding Shares of the Trust or the aggregate net asset value of the Trust determined from time to time by the Trustees.

          Section 5. Dividends, Distributions, Redemptions and Repurchases. No dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any series) with respect to, nor any redemption or repurchase of, the Shares of any series shall be effected by the Trust other than from the assets of such series.


                            ARTICLE VII

                  Compensation and Limitation of
                       Liability of Trustees

          Section 1.  Compensation.  The Trustees shall be
entitled to reasonable compensation from the Trust and may fix the amount of their compensation.

          Section 2. Limitation of Liability. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee or Manager of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

          Every note, bond, contract, instrument, certificate, share, or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust, shall be deemed conclusively to have been executed or done only in their or his capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.


                           ARTICLE VIII

                          Indemnification

          Section 1. Indemnification of Trustees, Officers, Employees and Agents. Each person who is or was a Trustee, officer, employee or agent of the Trust shall be entitled to indemnification out of the assets of the Trust to the extent provided in, and subject to the provisions of, the By-Laws, provided that no indemnification shall be granted by the Trust in contravention of the 1940 Act.

          Section 2. Merged Corporations. For the purposes of this Article VIII references to "the Trust" include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents as well as the resulting or surviving entity; so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such a constituent corporation as a trustee, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving entity as he would have with respect to such a constituent corporation if its separate existence had continued.

          Section 3. Shareholders. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the particular series of Shares of which he is or was a Shareholder to be held harmless from and indemnified against all losses and expenses arising from such liability. Upon request, the Trust shall cause its counsel to assume the defense of any claim which, if successful, would result in an obligation of the Trust to indemnify the Shareholder as aforesaid.


                            ARTICLE IX

         Status of the Trust and Other General Provisions

          Section 1. Trust Not a Partnership. It is hereby expressly declared that a trust and not a partnership is created hereby. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally either the Trust's Trustees or officers or any Share-holders. All persons extending credit to, contracting with or having any claim against the Trust or a particular series of Shares shall look only to the assets of the Trust or the assets of that particular series for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

          Section 2. Trustee's Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder under the circumstances then prevailing, shall be binding upon everyone interested. A Trustee shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law.

The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and subject to the provisions of Section 1 of this Article IX shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice.
The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

          Section 3. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees pursuant hereto or to see to the application of any payments made or property transferred to the Trust or upon its order.

          Section 4.  Trustees, Shareholders, etc. Not
Personally
Liable; Notice. All persons extending credit to, contracting with or having any claim against the Trust or a particular series of Shares shall look only to the assets of the Trust or the assets of that particular series of Shares for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

    Section 5.  Consolidation, Merger, Sale of Assets. The
Trust may, in accordance with the provisions of this Section:

          (1) Consolidate with one or more corporations or trusts to form a new consolidated corporation or trust; or

          (2) Merge into a corporation or trust, or have merged into it one or more corporations or trusts; or

          (3) Sell, lease, exchange or transfer all, or substantially all, its property and assets, including its good will and franchises.

   Any such consolidation, merger, sale, lease, exchange or other transfer of all or substantially all of the property and assets of the Trust may be made only upon substantially the terms and conditions set forth in a proposed form of articles of consolidation, articles of merger or articles of sale, lease, exchange or transfer, as the case may be, which are approved by votes of the Trustees and Shareholders holding a majority of the Shares entitled to vote thereon, provided that in the case of a merger in which the Trust is the surviving entity which effects no reclassification or change of any outstanding shares of the Trust or other amendment of this Declaration of Trust, no vote of the Shareholders shall be necessary (and in lieu thereof, the proposed articles of merger shall be approved by a majority of the Trustees) if the number of Shares, if any, of the Trust to be issued or delivered in the merger does not exceed fifteen percent of the number of Shares outstanding (before giving effect to the merger) on the effective date of the merger. Any articles of consolidation, merger, sale, lease, exchange or transfer shall constitute a supplemental Declaration of Trust, copies of which shall be filed as specified in Section 7 of this Article IX.

   Section 6. Termination of Trust. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of Shareholders holding at least a majority of the Shares of each series entitled to vote or by the Trustees by written notice to the Shareholders. Any series of Shares may be terminated at any time by vote of Shareholders holding at least a majority of the Shares of such series entitled to vote or by the Trustees by written notice to the Shareholders of such series.

          Upon termination of the Trust or of any one or more series of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall reduce, in accordance with such procedures as the Trustees consider appropriate, the remaining assets to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the series involved, ratably according to the number of Shares of such series held by the several Shareholders of such series on the date of termination, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Shares of that series, provided that any distribution to the Shareholders of a particular class of Shares shall be made to such Shareholders pro rata in proportion to the number of Shares of such class held by each of them.

  Section 7. Filing of Copies, References, Headings. The original or a copy of this instrument and of each amendment hereto and of each Declaration of Trust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each such amendment and supplemental Declaration of Trust shall be filed by the Trust with the Secretary of State of The Commonwealth of Massachusetts and the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments or supplemental
Declarations of Trust have been made and as to matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendment or supplemental Declaration of Trust. In this instrument or in any such amendment or supplemental Declaration of Trust, references to this instrument, and all expressions like
"herein," "hereof," and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such amendment or supplemental Declaration of Trust. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument, rather than the headings, shall control.
This instrument may be executed in any number of counterparts each of which shall be deemed an original.

          Section 8. Applicable Law. The Trust set forth in this instrument is made in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

          Section 9. Amendments. This Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees when authorized so to do by a vote of Shareholders holding a majority of the Shares of each series or class entitled to vote, except that an amendment which shall affect the holders of one or more series or class of Shares but not the holders of all outstanding series or class shall be authorized by vote of the Shareholders holding a majority of the Shares entitled to vote of each series or class affected and no vote of Shareholders of a series or class not affected shall be required. Amendments having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote.

          IN WITNESS WHEREOF, the undersigned Trustees have hereunto set their hand and seal for themselves and their assigns as of the day and year first above written.



                              David P. Feldman

                              Diane Dunst


                              Jay I. Meltzer

                              Daniel Rose


                              Howard Stein


                              Sander Vanocur

STATE OF NEW YORK   )
                    :  ss.:
COUNTY OF NEW YORK  )


          On this 25th day of June, 1992, before me personally came the above-named Trustees of the Fund, to me known, and known to me to be the persons described in and who executed the foregoing instrument, and each duly acknowledged to me that he or she had executed the same.

                                    Notary Public

                                 Exhibit (1)(b)
                    DREYFUS STRATEGIC INCOME

                      ARTICLES OF AMENDMENT



         Dreyfus Strategic Income, a business trust formed by an Agreement and Declaration of Trust dated July 24, 1985, pursuant to the laws of the Commonwealth of Massachusetts (the "Trust"), hereby certifies to the Secretary of State of the Commonwealth of Massachusetts that:

         FIRST:  The Agreement and Declaration of Trust of the
Trust is hereby amended by striking out Article I, Section 1 and inserting in lieu thereof the following:
              "Section 1.  Name.  This Trust shall
         be known as 'Dreyfus Income Funds.'"

    SECOND: The amendment to the Agreement and Declaration of Trust herein made was duly approved by at least a majority of the Trustees of the Trust at a meeting held on December 6, 1995 pursuant to Article IX, Section 9 of the Agreement and Declaration of Trust.

         IN WITNESS WHEREOF, Dreyfus Strategic Income has caused these Articles to be signed in its name and on its behalf by the undersigned Trustees.

                              DREYFUS STRATEGIC INCOME


                              David W. Burke, Trustee


                              Joseph S. DiMartino, Trustee


                              Diane Dunst, Trustee


                               Rosalind Gersten Jacobs, Trustee


                               Jay I. Meltzer, Trustee


                               Daniel Rose, Trustee


                             Warren B. Rudman, Trustee



                               Sander Vanocur, Trustee

STATE OF NEW YORK   )
                    :  ss:
COUNTY OF NEW YORK  )

          On this 6th day of December, 1995, before me personally came the above-named Trustees of the Fund, to me known, and known to me to be the persons described in and who executed the foregoing instrument, and who duly acknowledged to me that they had executed the same.

                              _______________________
                                Notary Public

                                       Exhibit (2)
                              BY-LAWS
                                OF
                       DREYFUS INCOME FUNDS


                             ARTICLE 1
      Agreement and Declaration of Trust and Principal Office


          1.1. Agreement and Declaration of Trust. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of the above-captioned Massachusetts business trust established by the Declaration of Trust (the "Trust").

          1.2. Principal Office of the Trust. The principal office of the Trust shall be located in New York, New York. Its resident agent in Massachusetts shall be CT Corporation System, 2 Oliver Street, Boston, Massachusetts, or such other person as the Trustees from time to time may select.


                             ARTICLE 2
                       Meetings of Trustees


          2.1. Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees from time to time may determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

          2.2. Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.


          2.3. Notice of Special Meetings. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

          2.4. Notice of Certain Actions by Consent. If in accordance with the provisions of the Declaration of Trust any action is taken by the Trustees by a written consent of less than all of the Trustees, then prompt notice of any such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.


                             ARTICLE 3
                             Officers


          3.1. Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust also may have such agents as the Trustees from time to time may in their discretion appoint. Officers may be but need not be a Trustee or shareholder. Any two or more offices may be held by the same person.

          3.2. Election. The President, the Treasurer and the Secretary shall be elected by the Trustees upon the occurrence of any vacancy in any such office. Other officers, if any, may be elected or appointed by the Trustees at any time. Vacancies in any such other office may be filled at any time.

          3.3. Tenure. The President, Treasurer and Secretary shall hold office in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

    3.4. Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as commonly are incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation or such other duties and powers as the Trustees may from time to time designate.

          3.5. President. Unless the Trustees otherwise provide, the President shall preside at all meetings of the shareholders and of the Trustees. Unless the Trustees otherwise provide, the President shall be the chief executive officer.

          3.6. Treasurer. The Treasurer shall be the chief financial and accounting officer of the Trust, and, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, shall be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

          3.7. Secretary. The Secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary Secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

          3.8. Resignations and Removals. Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered to the President or Secretary or to a meeting of the
Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.


                             ARTICLE 4
                            Committees


          4.1. Appointment. The Trustees may appoint from their number an executive committee and other committees.
Except
as the Trustees otherwise may determine, any such committee may make rules for conduct of its business.

    4.2. Quorum; Voting. A majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present).


                             ARTICLE 5
                              Reports


          The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.


                             ARTICLE 6
                            Fiscal Year


          The fiscal year of the Trust shall be fixed, and shall be subject to change, by the Board of Trustees.


                             ARTICLE 7
                               Seal


     The seal of the Trust shall consist of a flat-faced die with the word "Massachusetts," together with the name of the Trust and the year of its organization cut or engraved thereon but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and in its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.


                             ARTICLE 8
                        Execution of Papers


   Except as the Trustees generally or in particular cases may authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President, or by the Treasurer and need not bear the seal of the Trust.


                             ARTICLE 9
                  Issuance of Share Certificates


   9.1. Sale of Shares. Except as otherwise determined by the Trustees, the Trust will issue and sell for cash or securities from time to time, full and fractional shares of its shares of beneficial interest, such shares to be issued and sold at a price of not less than net asset value per share as from time to time determined in accordance with the Declaration of Trust and these By-Laws and, in the case of fractional shares, at a proportionate reduction in such price. In the case of shares sold for securities, such securities shall be valued in accordance with the provisions for determining value of assets of the Trust as stated in the Declaration of Trust and these By-Laws. The officers of the Trust are severally authorized to take all such actions as may be necessary or desirable to carry out this Section 9.1.

          9.2. Share Certificates. In lieu of issuing certificates for shares, the Trustees or the transfer agent either may issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case, for all purposes hereunder, be deemed to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

          The Trustees at any time may authorize the issuance of share certificates. In that event, each shareholder shall be entitled to a certificate stating the number of shares owned by him, in such form as shall be prescribed from time to time by the
Trustees. Such certificate shall be signed by the President or Vice President and by the Treasurer or Assistant Treasurer.
Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

          9.3. Loss of Certificates. The Trust, or if any transfer agent is appointed for the Trust, the transfer agent with the approval of any two officers of the Trust, is authorized to issue and countersign replacement certificates for the shares of the Trust which have been lost, stolen or destroyed subject to the deposit of a bond or other indemnity in such form and with such security, if any, as the Trustees may require.

          9.4. Discontinuance of Issuance of Certificates. The Trustees at any time may discontinue the issuance of share certificates and by written notice to each shareholder, may require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.


                            ARTICLE 10
                          Indemnification


          10.1. Trustees, Officers, etc. The Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in a decision on the merits in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust and except that no Covered
Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office. Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Trust in advance of the final disposition or any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such
Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article, provided that (a) such Covered Person shall provide security for his undertaking, (b) the Trust shall be insured against losses arising by reason of such Covered Person's failure to fulfill his undertaking, or (c) a majority of the Trustees who are disinterested persons and who are not Interested Persons (as that term is defined in the Investment Company Act of 1940) (provided that a majority of such Trustees then in office act on the matter), or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (but not a full trial-type inquiry), that there is reason to believe such Covered Person ultimately will be entitled to indemnification.

          10.2. Compromise Payment. As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication in a decision on the merits by a court, or by any other body before which the proceeding was brought, that such Covered Person either (a) did not act in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or (b) is liable to the Trust or its Shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office, indemnification shall be provided if (a) approved as in the best interest of the Trust, after notice that it involves such indemnification, by at least a majority of the Trustees who are disinterested persons and are not Interested Persons (provided that a majority of such Trustees then in office act on the matter), upon a determination, based upon a review of readily available facts (but not a full trial-type inquiry) that such Covered Person acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust and is not liable to the Trust or its Shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office, or (b) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (but not a full trial-type inquiry) to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust and that such indemnification would not protect such Covered Person against any liability to the Trust to which such Covered Person would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Any approval pursuant to this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or to have been liable to the Trust or its shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

          10.3. Indemnification Not Exclusive. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article 10, the term "Covered Person" shall include such person's heirs, executors and administrators, and a "disinterested person" is a person against whom none of the actions, suits or other proceedings in question or another action, suit, or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of such person.

          10.4. Limitation. Notwithstanding any provisions in the Declaration of Trust and these By-Laws pertaining to indemnification, all such provisions are limited by the following undertaking set forth in the rules promulgated by the Securities and Exchange Commission:

               In the event that a claim for
          indemnification is asserted by a Trustee, officer or controlling person of the Trust in connection with the registered securities of the Trust, the Trust will not make such indemnification unless (i) the Trust has submitted, before a court or other body, the question of whether the person to be indemnified was liable by reason of wilful misfeasance, bad faith, gross negligence, or reckless disregard of duties, and has obtained a final decision on the merits that such person was not liable by reason of such conduct or (ii) in the absence of such decision, the Trust shall have obtained a reasonable determination, based upon a review of the facts, that such person was not liable by virtue of such conduct, by (a) the vote of a majority of Trustees who are neither interested persons as such term is defined in the Investment Company Act of 1940, nor parties to the proceeding or (b) an independent legal counsel in a written opinion.

               The Trust will not advance attorneys'
          fees or other expenses incurred by the person to be indemnified unless the Trust shall have
          (i) received an undertaking by or on behalf of such person to repay the advance unless it is ultimately determined that such person is entitled to indemnification and one of the following conditions shall have occurred:
          (x) such person shall provide security for his undertaking, (y) the Trust shall be insured against losses arising by reason of any lawful advances or (z) a majority of the disinterested, non-party Trustees of the
          Trust, or an independent legal counsel in a written opinion, shall have determined that based on a review of readily available facts there is reason to believe that such person ultimately will be found entitled to indemnification.



                            ARTICLE 11
                           Shareholders


   11.1. Meetings. A meeting of the shareholders shall be called by the Secretary whenever ordered by the Trustees, or requested in writing by the holder or holders of at least 10% of the outstanding shares entitled to vote at such meeting. If the meeting is a meeting of the shareholders of one or more series or class of shares, but not a meeting of all shareholders of the Trust, then only the shareholders of such one or more series or classes shall be entitled to notice of and to vote at the meeting.
If the Secretary, when so ordered or requested, refuses or neglects for more than five days to call such meeting, the Trustees, or the shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary.

          11.2. Access to Shareholder List. Shareholders of record may apply to the Trustees for assistance in communicating with other shareholders for the purpose of calling a meeting in order to vote upon the question of removal of a Trustee. When ten or more shareholders of record who have been such for at least six months preceding the date of application and who hold in the aggregate shares having a net asset value of at least $25,000 or at least 1% of the outstanding shares, whichever is less, so apply, the Trustees shall within five business days either:

      (i) afford to such applicants access to a list of names and addresses of all shareholders as recorded on the books of the Trust; or

              (ii) inform such applicants of the approximate number of shareholders of record and the approximate cost of mailing material to them and, within a reasonable time thereafter, mail, materials submitted by the applicants, to all such shareholders of record. The Trustees shall not be obligated to mail materials which they believe to be misleading or in violation of applicable law.

   11.3. Record Dates. For the purpose of determining the shareholders of any series or class who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees from time to time may fix a time, which shall be not more than 90 days before the date of any meeting of shareholders or the date of payment of any dividend or of any other distribution, as the record date for determining the shareholders of such series or class having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or part of such period.

          11.4.  Place of Meetings.  All meetings of the
shareholders shall be held at the principal office of the Trust or at such other place within the United States as shall be designated by the Trustees or the President of the Trust.

          11.5. Notice of Meetings. A written notice of each meeting of shareholders, stating the place, date and hour and the purposes of the meeting, shall be given at least ten days before the meeting to each shareholder entitled to vote thereat by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to such shareholder at his address as it appears in the records of the Trust. Such notice shall be given by the Secretary or an Assistant Secretary or by an officer designated by the Trustees.

No notice of any meeting of shareholders need be given to a shareholder if a written waiver of notice, executed before or after the meeting by such shareholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

          11.6. Ballots. No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.


   11.7. Proxies. Shareholders entitled to vote may vote either in person or by proxy in writing dated not more than six months before the meeting named therein, which proxies shall be filed with the Secretary or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.


                            ARTICLE 12
                     Amendments to the By-Laws


    These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.


Dated:   September 11, 1986
Amended: December 6, 1995

                                 Exhibit (5)
                      MANAGEMENT AGREEMENT

                      DREYFUS INCOME FUNDS
                         200 Park Avenue
                    New York, New York  10166



                                    August 24, 1994
                        As Amended, December 6, 1995



The Dreyfus Corporation
200 Park Avenue
New York, New York  10166

Dear Sirs:

          The above-named investment company (the "Fund") consisting of the series named on Schedule 1 hereto, as such Schedule may be revised from time to time (each, a "Series"), herewith confirms its agreement with you as follows:

  The Fund desires to employ its capital by investing and reinvesting the same in investments of the type and in accordance with the limitations specified in its charter documents and in its Prospectus and Statement of Additional Information as from time to time in effect, copies of which have been or will be submitted to you, and in such manner and to such extent as from time to time may be approved by the Fund's Board. The Fund desires to employ you to act as its investment adviser.

          In this connection it is understood that from time to time you will employ or associate with yourself such person or persons as you may believe to be particularly fitted to assist you in the performance of this Agreement. Such person or persons may be officers or employees who are employed by both you and the Fund. The compensation of such person or persons shall be paid by you and no obligation may be incurred on the Fund's behalf in any such respect.

          Subject to the supervision and approval of the Fund's Board, you will provide investment management of each Series' portfolio in accordance with such Series' investment objectives and policies as stated in the Fund's Prospectus and Statement of Additional Information as from time to time in effect. In connection therewith, you will obtain and provide investment research and will supervise each Series' investments and conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of such Series' assets. You will furnish to the Fund such statistical information, with respect to the investments which a Series may hold or contemplate purchasing, as the Fund may reasonably request. The Fund wishes to be informed of important developments materially affecting any
Series' portfolio and shall expect you, on your own initiative, to furnish to the Fund from time to time such information as you may believe appropriate for this purpose.

          In addition, you will supply office facilities (which may be in your own offices), data processing services, clerical, accounting and bookkeeping services, internal auditing and legal services, internal executive and administrative services, and stationery and office supplies; prepare reports to each Series' stockholders, tax returns, reports to and filings with the Securities and Exchange Commission and state Blue Sky authorities; calculate the net asset value of each Series' shares; and generally assist in all aspects of the Fund's operations. You shall have the right, at your expense, to engage other entities to assist you in performing some or all of the obligations set forth in this paragraph, provided each such entity enters into an agreement with you in form and substance reasonably satisfactory to the Fund. You agree to be liable for the acts or omissions of each such entity to the same extent as if you had acted or failed to act under the circumstances.

          You shall exercise your best judgment in rendering the services to be provided to the Fund hereunder and the Fund agrees as an inducement to your undertaking the same that you shall not be liable hereunder for any error of judgment or mistake of law or for any loss suffered by one or more Series, provided that nothing herein shall be deemed to protect or purport to protect you against any liability to the Fund or a Series or to its security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

          In consideration of services rendered pursuant to this Agreement, the Fund will pay you on the first business day of each month a fee at the rate set forth opposite each Series' name on Schedule 1 hereto. Net asset value shall be computed on such days and at such time or times as described in the Fund's then-current Prospectus and Statement of Additional Information. The fee for the period from the date of the commencement of the public sale of a Series' shares to the end of the month during which such sale shall have been commenced shall be pro-rated according to the proportion which such period bears to the full monthly period, and upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

   For the purpose of determining fees payable to you, the value of each Series' net assets shall be computed in the manner specified in the Fund's charter documents for the computation of the value of each Series' net assets.

          You will bear all expenses in connection with the performance of your services under this Agreement. All other expenses to be incurred in the operation of the Fund will be borne by the Fund, except to the extent specifically assumed by you. The expenses to be borne by the Fund include, without limitation, the following: organizational costs, taxes, interest, loan commitment fees, interest and distributions paid on securities sold short, brokerage fees and commissions, if any, fees of Board members who are not your officers, directors or employees or holders of 5% or more of your outstanding voting securities, Securities and Exchange Commission fees and state Blue Sky qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining the Fund's existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing stockholders, costs of stockholders' reports and meetings, and any extraordinary expenses.

          As to each Series, if in any fiscal year the aggregate expenses of the Fund (including fees pursuant to this Agreement, but excluding interest, taxes, brokerage and, with the prior written consent of the necessary state securities commissions, extraordinary expenses) exceed the expense limitation of any state having jurisdiction over the Series, the Fund may deduct from the fees to be paid hereunder, or you will bear, such excess expense to the extent required by state law. Your obligation pursuant hereto will be limited to the amount of your fees here-under. Such deduction or payment, if any, will be estimated daily, and reconciled and effected or paid, as the case may be, on a monthly basis.

          The Fund understands that you now act, and that from time to time hereafter you may act, as investment adviser to one or more other investment companies and fiduciary or other managed accounts, and the Fund has no objection to your so acting, provided that when the purchase or sale of securities of the same issuer is suitable for the investment objectives of two or more companies or accounts managed by you which have available funds for investment, the available securities will be allocated in a manner believed by you to be equitable to each company or account. It is recognized that in some cases this procedure may adversely affect the price paid or received by one or more Series or the size of the position obtainable for or disposed of by one or more Series.

      In addition, it is understood that the persons employed by you to assist in the performance of your duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict your right or the right of any of your affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

          You shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties or from reckless disregard by you of your obligations and duties under this Agreement. Any person, even though also your officer, director, partner, employee or agent, who may be or become an officer, Board member, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund, to be rendering such services to or acting solely for the Fund and not as your officer, director, partner, employee or agent or one under your control or direction even though paid by you.

          As to each Series, this Agreement shall continue until the date set forth opposite such Series' name on Schedule 1 hereto (the "Reapproval Date") and thereafter shall continue automatically for successive annual periods ending on the day of each year set forth opposite the Series' name on Schedule 1 hereto (the "Reapproval Day"), provided such continuance is specifically approved at least annually by (i) the Fund's Board or (ii) vote of a majority (as defined in the Investment Company Act of 1940) of such Series' outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund's Board members who are not "interested persons" (as defined in said Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Series, this Agreement is terminable without penalty, on 60 days' notice, by the Fund's Board or by vote of holders of a majority of such Series' shares or, upon not less than 90 days' notice, by you. This Agreement also will terminate automatically, as to the relevant Series, in the event of its assignment (as defined in said Act).

          The Fund recognizes that from time to time your directors, officers and employees may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include the name "Dreyfus" as part of their name, and that your corporation or its affiliates may enter into investment advisory or other agreements with such other entities. If you cease to act as the Fund's investment adviser, the Fund agrees that, at your request, the Fund will take all necessary action to change the name of the Fund to a name not including "Dreyfus" in any form or combination of words.

          This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Board member, officer or shareholder of the Fund individually.

          If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                                   Very truly yours,

                                   DREYFUS INCOME FUNDS

By:___________________________

Accepted:

THE DREYFUS CORPORATION

By:_______________________________

                          SCHEDULE 1


                     Annual Fee as
                     a Percentage
                     of Average
                     Daily Net
Name of Series       Assets     Reapproval Date    Reapproval
Day

Dreyfus Equity
  Dividend Fund      .75%     September 11, 1997  September 11th

Dreyfus High Yield
  Bond Fund         .65%      September 11, 1997  September 11th

Dreyfus Strategic
  Income Fund       .60%      September 11, 1996  September 11th

                                   Exhibit (6)
                     DISTRIBUTION AGREEMENT

                      DREYFUS INCOME FUNDS
                         200 Park Avenue
                    New York, New York  10166



                                                 August 24, 1994
                                    As Amended, December 6, 1995


Premier Mutual Fund Services, Inc.
One Exchange Place
Tenth Floor
Boston, Massachusetts  02109


Dear Sirs:

         This is to confirm that, in consideration of the agree-ments hereinafter contained, the above-named investment company (the "Fund") has agreed that you shall be, for the period of this agreement, the distributor of (a) shares of each Series of the Fund set forth on Exhibit A hereto, as such Exhibit may be revised from time to time (each, a "Series") or (b) if no Series are set forth on such Exhibit, shares of the Fund. For purposes of this agreement the term "Shares" shall mean the authorized shares of the relevant Series, if any, and otherwise shall mean the Fund's authorized shares.

         1.  Services as Distributor

         1.1 You will act as agent for the distribution of Shares covered by, and in accordance with, the registration statement and prospectus then in effect under the Securities Act of 1933, as amended, and will transmit promptly any orders received by you for purchase or redemption of Shares to the Transfer and Dividend Disbursing Agent for the Fund of which the Fund has notified you in writing.

         1.2 You agree to use your best efforts to solicit orders for the sale of Shares. It is contemplated that you will enter into sales or servicing agreements with securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms, and in so doing you will act only on your own behalf as principal.

         1.3 You shall act as distributor of Shares in compliance with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Investment Company Act of 1940, as amended, by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934, as amended.

         1.4 Whenever in their judgment such action is warranted by market, economic or political conditions, or by abnormal circumstances of any kind, the Fund's officers may decline to accept any orders for, or make any sales of, any Shares until such time as they deem it advisable to accept such orders and to make such sales and the Fund shall advise you promptly of such determination.

         1.5 The Fund agrees to pay all costs and expenses in connection with the registration of Shares under the Securities Act of 1933, as amended, and all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with the preparation and printing of the Fund's prospectuses and statements of additional information for regulatory purposes and for distribution to shareholders; provided, however, that nothing contained herein shall be deemed to require the Fund to pay any of the costs of advertising the sale of Shares.

         1.6 The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions which may be reasonably necessary in the discretion of the Fund's officers in connection with the qualification of Shares for sale in such states as you may designate to the Fund and the Fund may approve, and the Fund agrees to pay all expenses which may be incurred in connection with such qualification. You shall pay all expenses connected with your own qualification as a dealer under state or Federal laws and, except as otherwise specifically provided in this agreement, all other expenses incurred by you in connection with the sale of Shares as contemplated in this agreement.

         1.7 The Fund shall furnish you from time to time, for use in connection with the sale of Shares, such information with respect to the Fund or any relevant Series and the Shares as you may reasonably request, all of which shall be signed by one or more of the Fund's duly authorized officers; and the Fund warrants that the statements contained in any such information, when so signed by the Fund's officers, shall be true and correct. The Fund also shall furnish you upon request with:
(a) semi-annual reports and annual audited reports of the Fund's books and accounts made by independent public accountants regularly retained by the Fund, (b) quarterly earnings statements prepared by the Fund, (c) a monthly itemized list of the securities in the Fund's or, if applicable, each Series' portfolio, (d) monthly balance sheets as soon as practicable after the end of each month, and (e) from time to time such additional information regarding the Fund's financial condition as you may reasonably request.

         1.8 The Fund represents to you that all registration statements and prospectuses filed by the Fund with the Securi-ties and Exchange Commission under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, with respect to the Shares have been carefully prepared in conformity with the requirements of said Acts and rules and regulations of the Securities and Exchange Commission there-under. As used in this agreement the terms "registration state-ment" and "prospectus" shall mean any registration statement and prospectus, including the statement of additional information incorporated by reference therein, filed with the Securities and Exchange Commission and any amendments and supplements thereto which at any time shall have been filed with said Commission. The Fund represents and warrants to you that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Acts and the rules and regulations of said Commission; that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Fund may but shall not be obligated to propose from time to time such amend-ment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Fund's counsel, be necessary or advisable. If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a written request from you to do so, you may, at your option, terminate this agreement or decline to make offers of the Fund's securities until such amendments are made. The Fund shall not file any amendment to any registration statement or supplement to any prospectus without giving you reasonable notice thereof in advance; provided, however, that nothing contained in this agreement shall in any way limit the Fund's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

         1.9 The Fund authorizes you to use any prospectus in the form furnished to you from time to time, in connection with the sale of Shares. The Fund agrees to indemnify, defend and hold you, your several officers and directors, and any person who controls you within the meaning of Section 15 of the Securi-ties Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection there-
with) which you, your officers and directors, or any such con-trolling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that the Fund's agreement to indemnify you, your officers or directors, and any such control-ling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement or prospectus in reliance upon and in conformity with written information furnished to the Fund by you specifically for use in the preparation thereof. The Fund's agreement to indemnify you, your officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund's being notified of any action brought against you, your officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Fund at its address set forth above within ten days after the summons or other first legal process shall have been served.

The failure so to notify the Fund of any such action shall not relieve the Fund from any liability which the Fund may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Fund's indemnity agreement contained in this paragraph 1.9. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund and approved by you. In the event the Fund elects to assume the defense of any such suit and retain counsel of good standing approved by you, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, or in case you do not approve of counsel chosen by the Fund, the Fund will reimburse you, your officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by you or them. The Fund's indemnification agreement contained in this paragraph 1.9 and the Fund's representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you, your officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to your benefit, to the benefit of your several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. The Fund agrees promptly to notify you of the commencement of any litigation or proceedings against the Fund or any of its officers or Board members in connection with the issue and sale of Shares.

         1.10 You agree to indemnify, defend and hold the Fund, its several officers and Board members, and any person who con-trols the Fund within the meaning of Section 15 of the Securi-ties Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection there-
with) which the Fund, its officers or Board members, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or Board members, or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by you to the Fund specifically for use in the Fund's registration statement and used in the answers to any of the items of the registration statement or in the corresponding statements made in the pro-spectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by you to the Fund and required to be stated in such answers or necessary to make such information not misleading. Your agreement to indemnify the Fund, its officers and Board members, and any such controlling person, as aforesaid, is expressly conditioned upon your being notified of any action brought against the Fund, its officers or Board members, or any such controlling person, such notification to be given by letter or telegram addressed to you at your address set forth above within ten days after the summons or other first legal process shall have been served. You shall have the right to control the defense of such action, with counsel of your own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on your part, and in any other event the Fund, its officers or Board members, or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify you of any such action shall not relieve you from any liability which you may have to the Fund, its officers or Board members, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of your indemnity agreement contained in this paragraph 1.10. This agreement of indemnity will inure exclusively to the Fund's benefit, to the benefit of the Fund's officers and Board members, and their respective estates, and to the benefit of any controlling persons and their successors.

You agree promptly to notify the Fund of the commencement of any litigation or proceedings against you or any of your officers or directors in connection with the issue and sale of Shares.

         1.11 No Shares shall be offered by either you or the Fund under any of the provisions of this agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amend-ments thereto shall be suspended under any of the provisions of the Securities Act of 1933, as amended, or if and so long as a current prospectus as required by Section 10 of said Act, as amended, is not on file with the Securities and Exchange Commission; provided, however, that nothing contained in this paragraph 1.11 shall in any way restrict or have an application to or bearing upon the Fund's obligation to repurchase any Shares from any shareholder in accordance with the provisions of the Fund's prospectus or charter documents.

         1.12 The Fund agrees to advise you immediately in writing:

            (a)  of any request by the Securities and Exchange
         Commission for amendments to the registration statement or prospectus then in effect or for additional information;

             (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or pro-spectus then in effect or the initiation of any proceeding for that purpose;

             (c) of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registra-tion statement or prospectus in order to make the statements therein not misleading; and

             (d)  of all actions of the Securities and
         Exchange Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Securities and Exchange
         Commission.

          2.  Offering Price

         Shares of any class of the Fund offered for sale by you shall be offered for sale at a price per share (the "offering price") approximately equal to (a) their net asset value (determined in the manner set forth in the Fund's charter documents) plus (b) a sales charge, if any and except to those persons set forth in the then-current prospectus, which shall be the percentage of the offering price of such Shares as set forth in the Fund's then-current prospectus. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. In addition, Shares of any class of the Fund offered for sale by you may be subject to a contingent deferred sales charge as set forth in the Fund's then-current prospectus.

You shall be entitled to receive any sales charge or contingent deferred sales charge in respect of the Shares. Any payments to dealers shall be governed by a separate agreement between you and such dealer and the Fund's then-current prospectus.

         3.  Term

         This agreement shall continue until the date (the "Reapproval Date") set forth on Exhibit A hereto (and, if the Fund has Series, a separate Reapproval Date shall be specified on Exhibit A for each Series), and thereafter shall continue automatically for successive annual periods ending on the day (the "Reapproval Day") of each year set forth on Exhibit A hereto, provided such continuance is specifically approved at least annually by (i) the Fund's Board or (ii) vote of a majority (as defined in the Investment Company Act of 1940) of the Shares of the Fund or the relevant Series, as the case may be, provided that in either event its continuance also is approved by a majority of the Board members who are not "interested persons" (as defined in said Act) of any party to this agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This agreement is terminable without penalty, on 60 days' notice, by vote of holders of a majority of the Fund's or, as to any relevant Series, such Series' outstanding voting securities or by the Fund's Board as to the Fund or the relevant Series, as the case may be. This agreement is terminable by you, upon 270 days' notice, effective on or after the fifth anniversary of the date hereof. This agreement also will terminate automatically, as to the Fund or relevant Series, as the case may be, in the event of its assignment (as defined in said Act).




         4.  Exclusivity

         So long as you act as the distributor of Shares, you shall not perform any services for any entity other than investment companies advised or administered by The Dreyfus Corporation. The Fund acknowledges that the persons employed by you to assist in the performance of your duties under this agreement may not devote their full time to such service and nothing contained in this agreement shall be deemed to limit or restrict your or any of your affiliates right to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

         5.  Miscellaneous

         This agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund. The obligations of this agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Board member, officer or shareholder of the Fund individually.

         Please confirm that the foregoing is in accordance with your understanding and indicate your acceptance hereof by signing below, whereupon it shall become a binding agreement between us.

                        Very truly yours,

                        DREYFUS INCOME FUNDS
                        By:

Accepted:

PREMIER MUTUAL FUND SERVICES, INC.

By:________________________

                            EXHIBIT A

Name of Series       Reapproval Date          Reapproval Day

Dreyfus Equity
Dividend Fund      September 11, 1997       September 11th

Dreyfus High
Yield Bond Fund     September 11, 1997      September 11th

Dreyfus Strategic
Income Fund          September 11, 1996     September 11th

                                    Exhibit (8)
                         CUSTODY AGREEMENT

          Custody Agreement made as of February 8, 1990, as amended and restated December 6, 1995 between DREYFUS INCOME FUNDS, a business trust organized and existing under the laws of the Commonwealth of Massachusetts, having its principal office and place of business at 200 Park Avenue, New York, New York 10166 (hereinafter called the "Fund"), and THE BANK OF NEW YORK, a New York corporation authorized to do a banking business, having its principal office and place of business at 90 Washington Street, New York, New York 10286 (hereinafter called the "Custodian").

                       W I T N E S S E T H :

that for and in consideration of the mutual promises hereinafter set forth the Fund and the Custodian agree as follows:

                             ARTICLE I

                            DEFINITIONS

    Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          1. "Authorized Person" shall be deemed to include the Treasurer, the Controller or any other person, whether or not any such person is an Officer or employee of the Fund, duly authorized by the Fund's Board to give Oral Instructions and Written Instructions on behalf of the Fund and listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be received by the Custodian from time to time.

          2. "Available Balance" shall mean for any given day during a calendar year the aggregate amount of Federal Funds held in the Fund's custody account(s) at The Bank of New York, or its successors, as of the close of such day or, if such day is not a business day, the close of the preceding business day.

     3. "Bankruptcy" shall mean with respect to a party such party's making a general assignment, arrangement or composition with or for the benefit of its creditors, or instituting or having instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or the entry of an order for relief under the Federal bankruptcy law or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or if a petition is presented for the winding up or liquidation of the party or a resolution is passed for its winding up or liquidation, or it seeks, or becomes subject to, the appointment of an administrator, receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets or its taking any action in furtherance of, or indicating its consent to approval of, or acquiescence in, any of the foregoing.

          4.  "Book-Entry System" shall mean the Federal
Reserve/ Treasury book-entry system for United States and Federal agency securities, its successor or successors and its nominee or nominees.

          5. "Call Option" shall mean an exchange traded option with respect to Securities other than Stock Index Options, Futures Contracts and Futures Contract Options entitling the holder, upon timely exercise and payment of the exercise price, as specified therein, to purchase from the writer thereof the specified underlying Securities.

   6. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of the Fund by any two Officers of the Fund.

          7. "Clearing Member" shall mean a registered broker-dealer which is a clearing member under the rules of O.C.C. and a member of a national securities exchange qualified to act as a custodian for an investment company, or any broker-dealer reasonably believed by the Custodian to be such a clearing member.

   8. "Collateral Account" shall mean a segregated account so denominated and pledged to the Custodian as security for, and in consideration of, the Custodian's issuance of (a) any Put Option guarantee letter or similar document described in para-graph 8 of Article V herein, or (b) any receipt described in
Article V or VIII herein.

          9. "Consumer Price Index" shall mean the U.S. Consumer Price Index, all items and all urban consumers, U.S. city average 1982-84 equals 100, as first published without seasonal adjustment by the Bureau of Labor Statistics, the Department of Labor, without regard to subsequent revisions or corrections by such Bureau.

          10. "Covered Call Option" shall mean an exchange traded option entitling the holder, upon timely exercise and payment of the exercise price, as specified therein, to purchase from the writer thereof the specified Securities (excluding Futures Contracts) which are owned by the writer thereof and subject to appropriate restrictions.

          11. "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission, its successor or successors and its nominee or nominees, provided the Custodian has received a certified copy of a resolution of the Fund's Board specifically approving deposits in DTC. The term "Depository" shall further mean and include any other person authorized to act as a depository under the Investment Company Act of 1940, as amended, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Fund's Board specifically approving deposits therein by the Custodian.

          12. "Earnings Credit" shall mean for any given day during a calendar year the product of (a) the Federal Funds Rate for such date minus .25%, and (b) 82% of the Available Balance.

          13. "Federal Funds" shall mean immediately available same day funds.

          14. "Federal Funds Rate" shall mean, for any day, the Federal Funds (Effective) interest rate so denominated as published in Federal Reserve Statistical Release H.15 (519) and applicable to such day and each succeeding day which is not a business day.

          15. "Financial Futures Contract" shall mean the firm commitment to buy or sell fixed income securities, including, without limitation, U.S. Treasury Bills, U.S. Treasury Notes, U.S. Treasury Bonds, domestic bank certificates of deposit, and Eurodollar certificates of deposit, during a specified month at an agreed upon price.

          16.  "Futures Contract" shall mean a Financial Futures
Contract and/or Stock Index Futures Contracts.

          17. "Futures Contract Option" shall mean an option with respect to a Futures Contract.

    18. "Margin Account" shall mean a segregated account in the name of a broker, dealer, futures commission merchant or Clearing Member, or in the name of the Fund for the benefit of a broker, dealer, futures commission merchant or Clearing Member, or otherwise, in accordance with an agreement between the Fund, the Custodian and a broker, dealer, futures commission merchant or Clearing Member (a "Margin Account Agreement"), separate and distinct from the custody account, in which certain Securities and/or money of the Fund shall be deposited and withdrawn from time to time in connection with such transactions as the Fund may from time to time determine. Securities held in the Book-Entry System or the Depository shall be deemed to have been deposited in, or withdrawn from, a Margin Account upon the Custodian's effecting an appropriate entry on its books and records.

          19. "Merger" shall mean with respect to a party, the consolidation or amalgamation with, merger into, or transfer of all or substantially all of such party's assets to, another entity, where such party is not the surviving entity.

          20. "Money Market Security" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to principal and interest by the government of the United States or agencies or instrumentalities thereof, commercial paper, certificates of deposit and bankers' acceptances, repurchase and reverse repurchase agreements with respect to the same and bank time deposits, where the purchase and sale of such securities ordinarily requires settlement in Federal funds on the same date as such purchase or sale.

          21. "O.C.C." shall mean Options Clearing Corporation, a clearing agency registered under Section 17A of the Securities
Exchange Act of 1934, its successor or successors, and its nominee or nominees.

          22. "Officers" shall be deemed to include the President, any Vice President, the Secretary, the Treasurer, the Controller, any Assistant Secretary, any Assistant Treasurer or any other person or persons duly authorized by the Fund's Board to execute any Certificate, instruction, notice or other instrument on behalf of the Fund and listed in the Certificate annexed hereto as Appendix B or such other Certificate as may be received by the Custodian from time to time.

          23.  "Option" shall mean a Call Option, Covered Call
Option, Stock Index Option and/or a Put Option.

          24.  "Oral Instructions" shall mean verbal
instructions
actually received by the Custodian from an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person.

          25. "Put Option" shall mean an exchange traded option with respect to Securities other than Stock Index Options, Futures Contracts, and Futures Contract Options entitling the holder, upon timely exercise and tender of the specified underlying Securities, to sell such Securities to the writer thereof for the exercise price.

          26. "Reverse Repurchase Agreement" shall mean an agreement pursuant to which the Fund sells Securities and agrees to repurchase such Securities at a described or specified date and price.

          27. "Security" shall be deemed to include, without limitation, Money Market Securities, Call Options, Put Options, Stock Index Options, Stock Index Futures Contracts, Stock Index Futures Contract Options, Financial Futures Contracts, Financial Futures Contract Options, Reverse Repurchase Agreements, common stock and other instruments or rights having characteristics similar to common stocks, preferred stocks, debt obligations issued by state or municipal governments and by public authorities (including, without limitation, general obligation bonds, revenue bonds and industrial bonds and industrial development bonds), bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase, sell or subscribe for the same, or evidencing or representing any other rights or interest therein, or any property or assets.

          28. "Segregated Security Account" shall mean an account maintained under the terms of this Agreement as a segregated account, by recordation or otherwise, within the custody account in which certain Securities and/or other assets of the Fund shall be deposited and withdrawn from time to time in accordance with Certificates received by the Custodian in connection with such transactions as the Fund may from time to time determine.

          29. "Series" shall mean (i) the Series of the Fund specified on Appendix D hereto, or, where the context requires each such Series, or (ii) if no Series are set forth on such Appendix, the Fund.

          30. "Shares" shall mean the shares of beneficial interest of the Fund, each of which, in the case of a Fund having Series, is allocated to a particular Series.

          31. "Stock Index Futures Contract" shall mean a bilateral agreement pursuant to which the parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the value of a particular stock index at the close of the last business day of the contract and the price at which the futures contract is originally struck.

   32. "Stock Index Option" shall mean an exchange traded option entitling the holder, upon timely exercise, to receive an amount of cash determined by reference to the difference between the exercise price and the value of the index on the date of exercise.

          33. "Written Instructions" shall mean written communications actually received by the Custodian from an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person by telex or any other such system whereby the receiver of such communications is able to verify by codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication.



                            ARTICLE II

                     APPOINTMENT OF CUSTODIAN

          1. The Fund hereby constitutes and appoints the Custodian as custodian of all the Securities and moneys at any time owned by the Fund during the period of this Agreement, except that (a) if the Custodian fails to provide for the custody of any of the Fund's Securities and moneys located or to be located outside the United States in a manner satisfactory to the Fund, the Fund shall be permitted to arrange for the custody of such Securities and moneys located or to be located outside the United
States other than through the Custodian at rates to be negotiated and borne by the Fund and (b) if the Custodian fails to continue any existing sub-custodial or similar arrangements on substantially the same terms as exist on the date of this Agreement, the Fund shall be permitted to arrange for such or similar services other than through the Custodian at rates to be negotiated and borne by the Fund. The Custodian shall not charge the Fund for any such terminated services after the date of such termination.

          2. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

                            ARTICLE III

                  CUSTODY OF CASH AND SECURITIES

          1. Except as otherwise provided in paragraph 7 of this Article and in Article VIII, the Fund will deliver or cause to be delivered to the Custodian all Securities and all moneys owned by any Series, including cash received for the issuance of such Series' shares, at any time during the period of this Agreement and shall specify the Series, if any, to which the same are to be specifically allocated. The Custodian will not be responsible for such Securities and such moneys until actually received by it. The Custodian will be entitled to reverse any credits made on a Series' behalf where such credits have been previously made and moneys are not finally collected. The Fund shall deliver to the Custodian a certified resolution of the Fund's Board approving, authorizing and instructing the Custodian on a continuous and on-going basis to deposit in the Book-Entry System all Securities eligible for deposit therein and to utilize the Book-Entry System to the extent possible in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of Securities collateral.

Prior to a deposit of Securities of a Series in the Depository, the Fund shall deliver to the Custodian a certified resolution of the Fund's Board approving, authorizing and instructing the Custodian on a continuous and on-going basis until instructed to the contrary by a Certificate actually received by the Custodian to deposit in the Depository all Securities eligible for deposit therein and to utilize the Depository to the extent possible in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of
Securities collateral. Securities and moneys of such Series deposited in either the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for customers, including, but not limited to, accounts in which the Custodian acts in a fiduciary or representative capacity. Prior to the Custodian's accepting, utilizing and acting with respect to Clearing Member confirmations for Options and transactions in Options as provided in this Agreement, the Custodian shall have received a certified resolution of the Fund's
Board approving, authorizing and instructing the Custodian on a continuous and on-going basis, until instructed to the contrary by a Certificate actually received by the Custodian, to accept, utilize and act in accordance with such confirmations as provided in this Agreement.

   2. The Custodian shall credit to a separate account in the name of the Fund for each Series all moneys received by it for the account of the Fund, with respect to such Series. Money credited to the separate account for a Series shall be disbursed by the Custodian only:

          (a) In payment for Securities purchased, as provided in Article IV hereof;

          (b) In payment of dividends or distributions, as provided in Article XI hereof;

          (c) In payment of original issue or other taxes, as provided in Article XII hereof;

          (d) In payment for Shares redeemed by it, as provided in Article XII hereof;

          (e) Pursuant to Certificates setting forth the name and address of the person to whom the payment is to be made, the Series account from which payment is to be made and the purpose for which payment is to be made; or

          (f) In payment of the fees and in reimbursement of the expenses and liabilities of the Custodian, as provided in
Article XV hereof.

          3. Promptly after the close of business on each day, the Custodian shall furnish the Fund with confirmations and a summary of all transfers to or from the account of each Series during said day. Where Securities are transferred to the account of a Series, the Custodian shall also by book-entry or otherwise identify as belonging to such Series a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Book-Entry System or the Depository. At least monthly and from time to time, the Custodian shall furnish the Fund with a detailed statement of the Securities and moneys held for each Series under this Agreement.

   4. Except as otherwise provided in paragraph 7 of this Article and in Article VIII, all Securities held for a Series, which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held for a Series may be registered in the name of such Series, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository, any Securities which it may hold for the account of a Series and which may from time to time be registered in the name of such Series. The Custodian shall hold all such Securities which are not held in the Book-Entry System or in the Depository in a separate account in the name of such Series physically segregated at all times from those of any other person or persons.

          5. Except as otherwise provided in this Agreement and unless otherwise instructed to the contrary by a Certificate, the Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securities therein deposited, shall with respect to all Securities held for each Series in accordance with this Agreement:

          (a) Collect all income due or payable and, in any event, if the Custodian receives a written notice from the Fund specifying that an amount of income should have been received by the Custodian within the last 90 days, the Custodian will provide a conditional payment of income within 60 days from the date the Custodian received such notice, unless the Custodian reasonably concludes that such income was not due or payable to the Fund, provided that the Custodian may reverse any such conditional payment upon its reasonably concluding that all or any portion of such income was not due or payable, and provided further that the
Custodian shall not be liable for failing to collect on a timely basis the full amount of income due or payable in respect of a "floating rate instrument" or "variable rate instrument" (as such terms are defined under Rule 2a-7 under the Investment Company Act of l940, as amended) if it has acted in good faith, without negligence or willful misconduct.

          (b) Present for payment and collect the amount payable upon such Securities which are called, but only if either
(i) the Custodian receives a written notice of such call, or
(ii)
notice of such call appears in one or more of the publications listed in Appendix C annexed hereto, which may be amended at any time by the
Custodian upon five business days' prior notification to the Fund;

          (c) Present for payment and collect the amount payable upon all Securities which may mature;

          (d) Surrender Securities in temporary form for definitive Securities;

          (e) Execute, as Custodian, any necessary declarations or certificates of ownership under the Federal Income Tax Laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

          (f) Hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of each Series all rights and similar securities issued with respect to any Securities held by the Custodian hereunder.

          6. Upon receipt of a Certificate and not otherwise, the Custodian, directly or through the use of the Book-Entry
System or the Depository, shall:

          (a) Execute and deliver to such persons as may be designated in such Certificate proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any Securities may be exercised;

          (b) Deliver any Securities held for the Series in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

          (c) Deliver any Securities held for the Series to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

          (d) Make such transfers or exchanges of the assets of the Series and take such other steps as shall be stated in said order to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund; and

          (e) Present for payment and collect the amount payable upon Securities not described in preceding paragraph
5(b)
of this Article which may be called as specified in the Certificate.

          7. Notwithstanding any provision elsewhere contained herein, the Custodian shall not be required to obtain possession of any instrument or certificate representing any Futures Contract, Option or Futures Contract Option until after it shall have determined, or shall have received a Certificate from the Fund stating, that any such instruments or certificates are available. The Fund shall deliver to the Custodian such a Certificate no later than the business day preceding the availability of any such instrument or certificate. Prior to such availability, the Custodian shall comply with Section 17(f) of the
Investment Company Act of 1940, as amended, in connection with the purchase, sale, settlement, closing out or writing of Futures
Contracts, Options or Futures Contract Options by making payments or deliveries specified in Certificates received by the Custodian in connection with any such purchase, sale, writing, settlement or closing out upon its receipt from a broker, dealer or futures commission merchant of a statement or confirmation reasonably believed by the Custodian to be in the form customarily used by brokers, dealers, or futures commission merchants with respect to such Futures Contracts, Options or Futures Contract Options, as the case may be, confirming that such Security is held by such broker, dealer or futures commission merchant, in book-entry form or otherwise, in the name of the Custodian (or any nominee of the
Custodian) as custodian for the Fund, provided, however, that payments to or deliveries from the Margin Account shall be made in accordance with the terms and conditions of the Margin Account
Agreement. Whenever any such instruments or certificates are available, the Custodian shall, notwithstanding any provision in this Agreement to the contrary, make payment for any Futures Contract, Option or Futures Contract Option for which such instruments or such certificates are available only against the delivery to the Custodian of such instrument or such certificate, and deliver any Futures Contract, Option or Futures Contract Option for which such instruments or such certificates are available only against receipt by the Custodian of payment therefor. Any such instrument or certificate delivered to the Custodian shall be held by the Custodian hereunder in accordance with, and subject to, the provisions of this Agreement.

                            ARTICLE IV

 PURCHASE AND SALE OF INVESTMENTS OF THE FUND OTHER THAN
OPTIONS, FUTURES CONTRACTS, FUTURES CONTRACT OPTIONS AND REVERSE
REPURCHASE AGREEMENTS

          1. Promptly after each purchase of Securities by the Fund, other than a purchase of any Option, Futures Contract, Futures Contract Option or Reverse Repurchase Agreement, the Fund shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each purchase of Money Market Securities, a Certificate, Oral Instructions or Written Instructions, specifying with respect to each such purchase:
(a) the Series to which the Securities purchased are to be specifically allocated; (b) the name of the issuer and the title of the Securities; (c) the number of shares or the principal amount purchased and accrued interest, if any; (d) the date of purchase and settlement; (e) the purchase price per unit; (f) the total amount payable upon such purchase; (g) the name of the person from whom or the broker through whom the purchase was made, and the name of the clearing broker, if any; and (h) the name of the broker to which payment is to be made. The Custodian shall, upon receipt of Securities purchased by or for such Series, pay out of the moneys held for the account of such Series the total amount payable to the person from whom, or the broker through whom, the purchase was made, provided that the same conforms to the total amount payable as set forth in such Certificate, Oral Instructions or Written Instructions.

    2. Promptly after each sale of Securities by the Fund, other than a sale of any Option, Futures Contract, Futures Contract Option or Reverse Repurchase Agreement, the Fund shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each sale of Money Market Securities, a Certificate, Oral Instructions or Written Instructions, specifying with respect to each such sale: (a) the Series to which such Securities sold were specifically allocated; (b) the name of the issuer and the title of the Security; (c) the number of shares or principal amount sold, and accrued interest, if any; (d) the date of sale; (e) the sale price per unit; (f) the total amount payable to such Series upon such sale; (g) the name of the broker through whom or the person to whom the sale was made, and the name of the clearing broker, if any; and (h) the name of the broker to whom the Securities are to be delivered. The Custodian shall deliver the Securities upon receipt of the total amount payable to the Fund for the account of such Series upon such sale, provided that the same conforms to the total amount payable as set forth in such
Certificate, Oral Instructions or Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

                             ARTICLE V

                              OPTIONS

          1. Promptly after the purchase of any Option by the Fund, the Fund shall deliver to the Custodian a Certificate specifying with respect to each Option purchased: (a) the Series to which the Option purchased is to be specifically allocated;
(b) the type of Option (put or call); (c) the name of the issuer and the title and number of shares subject to such Option or, in the case of a Stock Index Option, the stock index to which such Option relates and the number of Stock Index Options purchased;
(d) the expiration date; (e) the exercise price; (f) the dates of purchase and settlement; (g) the total amount payable by the Fund for the account of such Series in connection with such purchase; (h) the name of the Clearing Member through which such Option was purchased; and (i) the name of the broker to whom payment is to be made. The Custodian shall pay, upon receipt of a Clearing Member's statement confirming the purchase of such Option held by such Clearing Member for the account of the Custodian (or any duly appointed and registered nominee of the Custodian) as custodian for the Fund, out of moneys held for the account of such Series, the total amount payable upon such purchase to the Clearing Member through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Certificate.

          2. Promptly after the sale of any Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall deliver to the Custodian a Certificate specifying with respect to each such sale: (a) the Series to which the Option sold was specifically allocated; (b) the type of Option (put or call); (c) the name of the issuer and the title and number of shares subject to such Option or, in the case of a Stock Index Option, the stock index to which such Option relates and the number of Stock Index Options sold; (d) the date of sale; (e) the sale price; (f) the date of settlement; (g) the total amount payable to the Fund for the account of such Series upon such sale; and (h) the name of the Clearing Member through which the sale was made. The Custodian shall consent to the delivery of the Option sold by the Clearing Member which previously supplied the confirmation described in preceding paragraph 1 of this Article with respect to such Option against payment to the Custodian of the total amount payable to the Fund for the account of such Series, provided that the same conforms to the total amount payable as set forth in such Certificate.

   3. Promptly after the exercise by the Fund of any Call Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Call Option: (a) the Series to which the Call Option exercised was specifically allocated; (b) the name of the issuer and the title and number of shares subject to the Call Option; (c) the expiration date; (d) the date of exercise and settlement; (e) the exercise price per share; (f) the total amount to be paid by the Fund for the account of such Series upon such exercise; and (g) the name of the Clearing Member through which such Call Option was exercised. The Custodian shall, upon receipt of the Securities underlying the Call Option which was exercised, pay out of the moneys held for the account of such Series the total amount payable to the Clearing Member through whom the Call
Option was exercised, provided that the same conforms to the total amount payable as set forth in such Certificate.

          4. Promptly after the exercise by the Fund of any Put Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Put Option: (a) the Series to which the Put Option exercised was specifically allocated; (b) the name of the issuer and the title and number of shares subject to the Put Option; (c) the expiration date; (d) the date of exercise and settlement; (e) the exercise price per share; (f) the total amount to be paid to the Fund for the account of such Series upon such exercise; and (g) the name of the Clearing Member through which such Put Option was exercised. The Custodian shall, upon receipt of the amount payable upon the exercise of the Put Option, deliver or direct the Depository to deliver the Securities, provided the same conforms to the amount payable to the Fund for the account of such Series as set forth in such Certificate.

          5. Promptly after the exercise by the Fund of any Stock Index Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Stock Index Option: (a) the Series to which the Stock Index Option exercised was specifically allocated;
(b) the type of Stock Index Option (put or call); (c) the number of Options being exercised; (d) the stock index to which such Option relates; (e) the expiration date; (f) the exercise price;
(g) the total amount to be received by the Fund for the account of such Series in connection with such exercise; and (h) the Clearing Member from which such payment is to be received.

  6.  Whenever the Fund writes a Covered Call Option, the
Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Covered Call Option: (a) the Series to which the Covered Call Option written is to be specifically allocated; (b) the name of the issuer and the title and number of shares for which the Covered Call Option was written and which underlie the same; (c) the expiration date; (d) the exercise price; (e) the premium to be received by the Fund for the account of such Series; (f) the date such Covered Call Option was written; and (g) the name of the Clearing Member through which the premium is to be received. The Custodian shall deliver or cause to be delivered, in exchange for receipt of the premium specified in the Certificate with respect to such Covered Call Option, such receipts as are required in accordance with the customs prevailing among Clearing Members dealing in Covered Call Options and shall impose, or direct the Depository to impose, upon the underlying Securities specified in the Certificate such restrictions as may be required by such receipts. Notwithstanding the foregoing, the
Custodian has the right, upon prior written notification to the Fund, at any time to refuse to issue any receipts for Securities in the possession of the Custodian and not deposited with the Depository underlying a Covered Call Option.

          7. Whenever a Covered Call Option written by the Fund and described in the preceding paragraph of this Article is exercised, the Fund shall promptly deliver to the Custodian a Certificate instructing the Custodian to deliver, or to direct the
Depository to deliver, the Securities subject to such Covered
Call
Option and specifying: (a) the Series to which the Covered Call Option exercised was specifically allocated; (b) the name of the issuer and the title and number of shares subject to the Covered Call Option; (c) the Clearing Member to whom the underlying Securities are to be delivered; and (d) the total amount payable to the Fund for the account of such Series upon such delivery. Upon the return and/or cancellation of any receipts delivered pursuant to paragraph 6 of this Article, the Custodian shall deliver, or direct the Depository to deliver, the underlying Securities as specified in the Certificate for the amount to be received as set forth in such Certificate.

          8. Whenever the Fund writes a Put Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Put Option: (a) the Series to which the Put
Option written is to be specifically allocated; (b) the name of the issuer and the title and number of shares for which the Put Option is written and which underlie the same; (c) the expiration date; (d) the exercise price; (e) the premium to be received by the Fund for the account of such Series; (f) the date such Put Option is written; (g) the name of the Clearing Member through which the premium is to be received and to whom a Put Option guarantee letter is to be delivered; (h) the amount of cash, and/or the amount and kind of Securities, if any, to be deposited in the Segregated Security Account; and (i) the amount of cash and/or the amount and kind of Securities to be deposited into the
Collateral Account. The Custodian shall, after making the deposits into the Collateral Account specified in the Certificate, issue a Put Option guarantee letter substantially in the form utilized by the Custodian on the date hereof, and deliver the same to the Clearing Member specified in the Certificate against receipt of the premium specified in said Certificate. Notwithstanding the foregoing, the Custodian shall be under no obligation to issue any Put Option guarantee letter or similar document if it is unable to make any of the representations contained therein.

          9. Whenever a Put Option written by the Fund and described in the preceding paragraph is exercised, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the Series to which the Put Option exercised was specifically allocated; (b) the name of the issuer and title and number of shares subject to the Put Option; (c) the Clearing Member from which the underlying Securities are to be received; (d) the total amount payable by the Fund upon such delivery; (e) the amount of cash and/or the amount and kind of Securities to be withdrawn from the Collateral Account; and (f) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Segregated Security Account. Upon the return and/or cancellation of any Put Option guarantee letter or similar document issued by the Custodian in connection with such Put Option, the Custodian shall pay out of the moneys held for the account of such Series the total amount payable to the Clearing Member specified in the Certificate as set forth in such Certificate, and shall make the withdrawals specified in such Certificate.

   10.  Whenever the Fund writes a Stock Index Option, the
Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Stock Index Option: (a) the Series to which the Stock Index Option written is to be specifically allocated; (b) whether such Stock Index Option is a put or a call; (c) the number of Options written; (d) the stock index to which such Option relates; (e) the expiration date;
(f) the exercise price; (g) the Clearing Member through which such
Option was written; (h) the premium to be received by the Fund for the account of such Series; (i) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in the Segregated Security Account; (j) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in the Collateral Account; and (k) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in a Margin Account, and the name in which such account is to be or has been established. The Custodian shall, upon receipt of the premium specified in the Certificate, make the deposits, if any, into the
Segregated Security Account specified in the Certificate, and either (1) deliver such receipts, if any, which the Custodian has specifically agreed to issue, which are in accordance with the customs prevailing among Clearing Members in Stock Index Options and make the deposits into the Collateral Account specified in the
Certificate, or (2) make the deposits into the Margin Account specified in the Certificate.

          11. Whenever a Stock Index Option written by the Fund and described in the preceding paragraph of this Article is exercised, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Stock Index Option:
(a) the Series to which the Stock Index Option exercised was specifically allocated; (b) such information as may be necessary to identify the Stock Index Option being exercised; (c) the Clearing Member through which such Stock Index Option is being exercised; (d) the total amount payable upon such exercise, and whether such amount is to be paid by or to the Fund for the account of such Series; (e) the amount of cash and/or amount and kind of Securities, if any, to be withdrawn from the Margin Account; and (f) the amount of cash and/or amount and kind of Securities, if any, to be withdrawn from the Segregated Security Account and the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Collateral Account. Upon the return and/or cancellation of the receipt, if any, delivered pursuant to the preceding paragraph of this Article, the
Custodian shall pay to the Clearing Member specified in the Certificate the total amount payable, if any, as specified therein.

  12. Whenever the Fund purchases any Option identical to a previously written Option described in paragraphs 6, 8 or 10 of this Article in a transaction expressly designated as a "Closing Purchase Transaction" in order to liquidate its position as a writer of an Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to the Option being purchased: (a) the Series to which the Option purchased is to be specifically allocated; (b) that the transaction is a Closing Purchase Transaction; (c) the name of the issuer and the title and number of shares subject to the Option, or, in the case of a Stock Index Option, the stock index to which such Option relates and the number of Options held; (d) the exercise price;
(e) the premium to be paid by the Fund for the account of such Series; (f) the expiration date; (g) the type of Option (put or call); (h) the date of such purchase; (i) the name of the Clearing
Member to which the premium is to be paid; and (j) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Collateral Account, a specified Margin Account or the Segregated Security Account. Upon the Custodian's payment of the premium and the return and/or cancellation of any receipt issued pursuant to paragraphs 6, 8 or 10 of this Article with respect to the Option being liquidated through the Closing Purchase Transaction, the Custodian shall remove, or direct the Depository to remove, the previously imposed restrictions on the Securities underlying the Call Option.

          13.  Upon the expiration or exercise of, or
consummation
of a Closing Purchase Transaction with respect to, any Option purchased or written by the Fund and described in this Article, the Custodian shall delete such Option from the statements delivered to the Fund for the account of a Series pursuant to paragraph 3 of Article III herein, and upon the return and/or cancellation of any receipts issued by the Custodian, shall make such withdrawals from the Collateral Account, the Margin Account and/or the Segregated Security Account as may be specified in a Certificate received in connection with such expiration, exercise, or consummation.


                            ARTICLE VI

                         FUTURES CONTRACTS

          1. Whenever the Fund shall enter into a Futures Contract, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Futures Contract (or with respect to any number of identical Futures Contract(s)): (a) the Series to which the Futures Contract entered into is to be specifically allocated; (b) the category of Futures Contract (the name of the underlying stock index or financial instrument); (c) the number of identical Futures Contracts entered into; (d) the delivery or settlement date of the Futures Contract(s); (e) the date the Futures Contract(s) was (were) entered into and the maturity date;
(f) whether the Fund is buying (going long) or selling (going short) on such Futures Contract(s); (g) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in the Segregated Security Account; (h) the name of the broker, dealer or futures commission merchant through which the Futures Contract was entered into; and (i) the amount of fee or commission, if any, to be paid and the name of the broker, dealer or futures commission merchant to whom such amount is to be paid. The Custodian shall make the deposits, if any, to the Margin Account in accordance with the terms and conditions of the Margin Account Agreement. The Custodian shall make payment of the fee or commission, if any, specified in the Certificate and deposit in the Segregated Security Account the amount of cash and/or the amount and kind of Securities specified in said Certificate.

          2. Any variation margin payment or similar payment required to be made by the Fund for the account of a Series to a broker, dealer or futures commission merchant with respect to an outstanding Futures Contract shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

   (b) Any variation margin payment or similar payment from a broker, dealer or futures commission merchant to the Fund with respect to an outstanding Futures Contract shall be received and dealt with by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

          3. Whenever a Futures Contract held by the Custodian hereunder is retained by the Fund until delivery or settlement is made on such Futures Contract, the Fund shall deliver to the Custodian a Certificate specifying: (a) the Series to which the Futures Contract retained is to be specifically allocated; (b) the
Futures Contract; (c) with respect to a Stock Index Futures Contract, the total cash settlement amount to be paid or received, and with respect to a Financial Futures Contract, the Securities and/or amount of cash to be delivered or received; (d) the broker, dealer or futures commission merchant to or from which payment or delivery is to be made or received; and (e) the amount of cash and/or Securities to be withdrawn from the Segregated Security Account. The Custodian shall make the payment or delivery specified in the Certificate and delete such Futures Contract from the statements delivered to the Fund pursuant to paragraph 3 of Article III herein.

          4. Whenever the Fund shall enter into a Futures Contract to offset a Futures Contract held by the Custodian hereunder, the Fund shall deliver to the Custodian a Certificate specifying: (a) the Series to which the offsetting Futures Contract is to be specifically allocated; (b) the items of information required in a Certificate described in paragraph 1 of this Article, and (c) the Futures Contract being offset. The Custodian shall make payment of the fee or commission, if any, specified in the Certificate and delete the Futures Contract being offset from the statements delivered to the Fund for the account of such Series pursuant to paragraph 3 of Article III herein, and make such withdrawals from the Segregated Security Account as may be specified in such Certificate. The withdrawals, if any, to be made from the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.


                            ARTICLE VII

                     FUTURES CONTRACT OPTIONS

          1.  Promptly after the purchase of any Futures
Contract
Option by the Fund, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Futures Contract
Option: (a) the Series to which the Futures Contract Option purchased is to be specifically allocated; (b) the type of Futures
Contract Option (put or call); (c) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Contract Option purchased;
(d) the expiration date; (e) the exercise price; (f) the dates of purchase and settlement; (g) the amount of premium to be paid by the Fund for the account of such Series upon such purchase; (h) the name of the broker or futures commission merchant through which such option was purchased; and (i) the name of the broker or futures commission merchant to whom payment is to be made. The Custodian shall pay the total amount to be paid upon such purchase to the broker or futures commission merchant through whom the purchase was made, provided that the same conforms to the amount set forth in such Certificate.

          2. Promptly after the sale of any Futures Contract Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such sale: (a) the Series to which the Futures Contract Option sold was specifically allocated;
(b) the type of Futures Contract Option (put or call); (c) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures
Contract Option; (d) the date of sale; (e) the sale price; (f) the date of settlement; (g) the total amount payable to the Fund for the account of such Series upon such sale; and (h) the name of the broker or futures commission merchant through which the sale was made. The Custodian shall consent to the cancellation of the Futures Contract Option being closed against payment to the Custodian of the total amount payable to the Fund for the account of such Series, provided the same conforms to the total amount payable as set forth in such Certificate.

   3.  Whenever a Futures Contract Option purchased by the
Fund pursuant to paragraph 1 is exercised by the Fund, the Fund shall promptly deliver to the Custodian a Certificate specifying:
(a) the Series to which the Futures Contract Option exercised was specifically allocated; (b) the particular Futures Contract Option (put or call) being exercised; (c) the type of Futures Contract underlying the Futures Contract Option; (d) the date of exercise;
(e) the name of the broker or futures commission merchant through which the Futures Contract Option is exercised; (f) the net total amount, if any, payable by the Fund; (g) the amount, if any, to be received by the Fund for the account of such Series; and (h) the amount of cash and/or the amount and kind of Securities to be deposited in the Segregated Security Account. The Custodian shall make the payments, if any, and the deposits, if any, into the Segregated Security Account as specified in the Certificate.
The
deposits, if any, to be made to the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

          4. Whenever the Fund writes a Futures Contract Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Futures Contract Option: (a) the Series to which the Futures Contract Option written is to be specifically allocated; (b) the type of Futures Contract Option (put or call); (c) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Contract Option; (d) the expiration date;
(e) the exercise price; (f) the premium to be received by the Fund for the account of such Series; (g) the name of the broker or futures commission merchant through which the premium is to be received; and (h) the amount of cash and/or the amount and kind of
Securities, if any, to be deposited in the Segregated Security Account. The Custodian shall, upon receipt of the premium specified in the Certificate, make the deposits into the Segregated Security Account, if any, as specified in the Certificate. The deposits, if any, to be made to the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

          5. Whenever a Futures Contract Option written by the Fund which is a call is exercised, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the Series to which the Futures Contract Option exercised was specifically allocated; (b) the particular Futures Contract Option exercised;
(c) the type of Futures Contract underlying the Futures Contract Option; (d) the name of the broker or futures commission merchant through which such Futures Contract Option was exercised; (e) the net total amount, if any, payable to the Fund for the account of such Series upon such exercise; (f) the net total amount, if any, payable by the Fund for the account of such Series upon such exercise; and (g) the amount of cash and/or the amount and kind of
Securities to be deposited in the Segregated Security Account. The Custodian shall, upon its receipt of the net total amount payable to the Fund for the account of such Series, if any, specified in such Certificate make the payments, if any, and the deposits, if any, into the Segregated Security Account as specified in the Certificate. The deposits, if any, to be made to the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

   6. Whenever a Futures Contract Option which is written by the Fund and which is a Put Option is exercised, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the Series to which the Futures Contract Option exercised was specifically allocated; (b) the particular Futures Contract Option exercised; (c) the type of Futures Contract underlying such Futures Contract Option; (d) the name of the broker or futures commission merchant through which such Futures Contract Option is exercised; (e) the net total amount, if any, payable to the Fund for the account of such Series upon such exercise; (f) the net total amount, if any, payable by the Fund for the account of such Series upon such exercise; and (g) the amount and kind of Securities and/or cash to be withdrawn from or deposited in the Segregated Security Account, if any. The Custodian shall, upon its receipt of the net total amount payable to the Fund for the account of such Series, if any, specified in the Certificate, make the payments, if any, and the deposits, if any, into the Segregated Security Account as specified in the Certificate.
The
deposits to and/or withdrawals from the Margin Account, if any, shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

          7. Whenever the Fund purchases any Futures Contract Option identical to a previously written Futures Contract Option described in this Article in order to liquidate its position as a writer of such Futures Contract Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to the Futures Contract Option being purchased: (a) the Series to which the Futures Contract Option purchased is to be specifically allocated; (b) that the transaction is a closing transaction;
(c)
the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures
Contract Option; (d) the exercise price; (e) the premium to be paid by the Fund for the account of such Series; (f) the expiration date; (g) the name of the broker or futures commission merchant to which the premium is to be paid; and (h) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Segregated Security Account. The Custodian shall effect the withdrawals from the Segregated Security Account specified in the Certificate. The withdrawals, if any, to be made from the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

          8.  Upon the expiration or exercise of, or
consummation
of a closing transaction with respect to, any Futures Contract Option written or purchased by the Fund and described in this Article, the Custodian shall (a) delete such Futures Contract Option from the statements delivered to the Fund pursuant to paragraph 3 of Article III herein, and (b) make such withdrawals from, and/or, in the case of an exercise, such deposits into, the
Segregated Security Account as may be specified in a Certificate.
The deposits to and/or withdrawals from the Margin Account, if any, shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

          9. Futures Contracts acquired by the Fund through the exercise of a Futures Contract Option described in this Article shall be subject to Article VI hereof.


                           ARTICLE VIII

                            SHORT SALES

          1. Promptly after any short sale, the Fund shall deliver to the Custodian a Certificate specifying: (a) the Series to which the short sale is to be specifically allocated; (b) the name of the issuer and the title of the Security; (c) the number of shares or principal amount sold, and accrued interest or dividends, if any; (d) the dates of the sale and settlement; (e) the sale price per unit; (f) the total amount credited to the Fund for the account of such Series upon such sales, if any; (g) the amount of cash and/or the amount and kind of Securities, if any, which are to be deposited in a Margin Account and the name in which such Margin Account has been or is to be established; (h) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in a Segregated Security Account; and (i) the name of the broker through which such short sale was made. The Custodian shall upon its receipt of a statement from such broker confirming such sale and that the total amount credited to the Fund upon such sale, if any, as specified in the Certificate is held by such broker for the account of the Custodian (or any nominee of the Custodian) as custodian of the Fund, issue a receipt or make the deposits into the Margin Account and the Segregated Security Account specified in the Certificate.

          2. In connection with the closing-out of any short sale, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such closing-out:
(a)
the Series to which the short sale being closed-out was specifically allocated; (b) the name of the issuer and the title of the Security; (c) the number of shares or the principal amount, and accrued interest or dividends, if any, required to effect such closing-out to be delivered to the broker; (d) the dates of the closing-out and settlement; (e) the purchase price per unit; (f) the net total amount payable to the Fund for the account of such Series upon such closing-out; (g) the net total amount payable to the broker upon such closing-out; (h) the amount of cash and the amount and kind of Securities to be withdrawn, if any, from the Margin Account; (i) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Segregated Security Account; and (j) the name of the broker through which the
Fund is effecting such closing-out. The Custodian shall, upon receipt of the net total amount payable to the Fund for the account of such Series upon such closing-out and the return and/or cancellation of the receipts, if any, issued by the custodian with respect to the short sale being closed-out, pay out of the moneys held for the account of the Series to the broker the net total amount payable to the broker, and make the withdrawals from the Margin Account and the Segregated Security Account, as the same are specified in the Certificate.


                            ARTICLE IX

                   REVERSE REPURCHASE AGREEMENTS

          1. Promptly after the Fund, on behalf of a Series, enters into a Reverse Repurchase Agreement with respect to Securities and money held by the Custodian hereunder, the Fund shall deliver to the Custodian a Certificate or in the event such
Reverse Repurchase Agreement is a Money Market Security, a Certificate, Oral Instructions or Written Instructions specifying:
(a) the Series to which the Reverse Repurchase Agreement is to be specifically allocated; (b) the total amount payable to the Fund for the account of such Series in connection with such Reverse Repurchase Agreement; (c) the broker or dealer through or with which the Reverse Repurchase Agreement is entered; (d) the amount and kind of Securities to be delivered by the Fund to such broker or dealer; (e) the date of such Reverse Repurchase Agreement; and
(f) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in a Segregated Security Account in connection with such Reverse Repurchase Agreement. The Custodian shall, upon receipt of the total amount payable to the Fund specified in the Certificate, Oral Instructions or Written Instructions make the delivery to the broker or dealer, and the deposits, if any, to the Segregated Security Account, specified in such Certificate, Oral Instructions or Written Instructions.


          2. Upon the termination of a Reverse Repurchase Agreement described in paragraph 1 of this Article, the Fund shall promptly deliver a Certificate or, in the event such Reverse Repurchase Agreement is a Money Market Security, a Certificate, Oral Instructions or Written Instructions to the Custodian specifying: (a) the Series to which the Reverse Repurchase Agreement terminated was specifically allocated; (b) the Reverse Repurchase Agreement being terminated; (c) the total amount payable by the Fund for the account of such Series in connection with such termination; (d) the amount and kind of Securities to be received by the Fund for the account of such Series in connection with such termination; (e) the date of termination; (f) the name of the broker or dealer with or through which the Reverse Repurchase Agreement is to be terminated; and (g) the amount of cash and/or the amount and kind of Securities to be withdrawn from the Segregated Security Account. The Custodian shall, upon receipt of the amount and kind of Securities to be received by the
Fund specified in the Certificate, Oral Instructions or Written Instructions, make the payment to the broker or dealer, and the withdrawals, if any, from the Segregated Security Account, specified in such Certificate, Oral Instructions or Written Instructions.


                             ARTICLE X

          CONCERNING MARGIN ACCOUNTS, SEGREGATED SECURITY
                 ACCOUNTS AND COLLATERAL ACCOUNTS

          1. The Custodian shall, from time to time, make such deposits to, or withdrawals from, a Segregated Security Account as specified in a Certificate received by the Custodian. Such Certificate shall specify the amount of cash and/or the amount and kind of Securities to be deposited in, or withdrawn from, the Segregated Security Account. In the event that the Fund fails to specify in a Certificate the designated Series, the name of the issuer, the title and the number of shares or the principal amount of any particular Securities to be deposited by the Custodian into, or withdrawn from, a Segregated Securities Account, the Custodian shall be under no obligation to make any such deposit or withdrawal and shall so notify the Fund.

   2. The Custodian shall make deliveries or payments from a Margin Account to the broker, dealer, futures commission merchant or Clearing Member in whose name, or for whose benefit, the account was established as specified in the Margin Account Agreement.

          3. Amounts received by the Custodian as payments or distributions with respect to Securities deposited in any Margin
Account shall be dealt with in accordance with the terms and conditions of the Margin Account Agreement.

          4. The Custodian shall have a continuing lien and security interest in and to any property at any time held by the Custodian in any Collateral Account described herein. In accordance with applicable law, the Custodian may enforce its lien and realize on any such property whenever the Custodian has made payment or delivery pursuant to any Put Option guarantee letter or similar document or any receipt issued hereunder by the Custodian.
In the event the Custodian should realize on any such property net proceeds which are less than the Custodian's obligations under any
Put Option guarantee letter or similar document or any receipt, such deficiency shall be a debt owed the Custodian by the Fund within the scope of Article XIII herein.

          5. On each business day, the Custodian shall furnish the Fund with respect to each Series a statement with respect to each Margin Account in which money or Securities are held specifying as of the close of business on the previous business day: (a) the name of the Margin Account; (b) the amount and kind of Securities held therein; and (c) the amount of money held therein. The Custodian shall make available upon request to any broker, dealer or futures commission merchant specified in the name of a Margin Account a copy of the statement furnished the Fund with respect to such Margin Account.

          6. Promptly after the close of business on each business day in which cash and/or Securities are maintained in a Collateral Account, the Custodian shall furnish the Fund with a Statement with respect to such Collateral Account specifying the amount of cash and/or the amount and kind of Securities held therein. No later than the close of business next succeeding the delivery to the Fund of such statement, the Fund shall furnish to the Custodian a Certificate or Written Instructions specifying the then market value of the securities described in such statement.

In the event such then market value is indicated to be less than the Custodian's obligation with respect to any outstanding Put Option, guarantee letter or similar document, the Fund shall promptly specify in a Certificate the additional cash and/or Securities to be deposited in such Collateral Account to eliminate such deficiency.


                            ARTICLE XI

               PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

          1. For each Series, the Fund shall furnish to the Custodian a copy of the resolution of the Fund's Board, certified by the Secretary or any Assistant Secretary, either (i) setting forth the date of the declaration of a dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of that date and the total amount payable to the Dividend Agent of the Fund on the payment date, or (ii) authorizing the declaration of dividends and distributions on a daily basis and authorizing the Custodian to rely on Oral Instructions, Written Instructions or a Certificate setting forth the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of that date and the total amount payable to the Dividend Agent on the payment date.

          2.  Upon the payment date specified in such
resolution,
Oral Instructions, Written Instructions or Certificate, as the case may be, the Custodian shall pay out of the moneys held for the account of the Series the total amount payable to the Dividend Agent of the Fund.

                            ARTICLE XII

                   SALE AND REDEMPTION OF SHARES

  1. Whenever the Fund shall sell any Series' Shares, the Fund shall deliver to the Custodian a Certificate duly specifying:

  (a)  The number of Shares sold, trade date, and price; and

          (b) The amount of money to be received by the Custodian for the sale of such Shares.

          2.  Upon receipt of such money from the Transfer
Agent, the Custodian shall credit such money to the account of such Series.

          3. Upon issuance of any Series' Shares in accordance with the foregoing provisions of this Article, the Custodian shall pay, out of the money held for the account of such Series, all original issue or other taxes required to be paid by the Fund for the account of such Series in connection with such issuance upon the receipt of a Certificate specifying the amount to be paid.

          4. Except as provided hereinafter, whenever the Fund shall hereafter redeem any Series' Shares, the Fund shall furnish to the Custodian a Certificate specifying:

          (a)  The number of Shares redeemed; and

          (b)  The amount to be paid for the Shares redeemed.

          5. Upon receipt from the Transfer Agent of an advice setting forth the number of a Series' Shares received by the Transfer Agent for redemption and that such Shares are valid and in good form for redemption, the Custodian shall make payment to the Transfer Agent out of the moneys held for the account of such
Series of the total amount specified in the Certificate issued pursuant to the foregoing paragraph 4 of this Article.

          6. Notwithstanding the above provisions regarding the redemption of any of Series' Shares, whenever a Series' Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Fund, the Custodian, unless otherwise instructed by a Certificate, shall, upon receipt of an advice from the Fund or its agent setting forth that the redemption is in good form for redemption in accordance with the check redemption procedure, honor the check presented as part of such check redemption privilege out of the money held in the account of the Fund for such purposes.


                           ARTICLE XIII

                    OVERDRAFTS OR INDEBTEDNESS

          1. If the Custodian should in its sole discretion advance funds on behalf of a Series which results in an overdraft because the moneys held by the Custodian for the account of such Series shall be insufficient to pay the total amount payable upon a purchase of Securities as set forth in a Certificate or Oral Instructions issued pursuant to Article IV, or which results in an overdraft in the account for such Series for some other reason, or if a Series is for any other reason indebted to the Custodian (except a borrowing for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of paragraph 2 of this
Article XIII), such overdraft or indebtedness shall be deemed to be a loan made by the Custodian to such Series payable on demand and shall bear interest from the date incurred at a rate per annum
(based on a 360-day year for the actual number of days involved) equal to the Federal Funds Rate plus l/2%, such rate to be adjusted on the effective date of any change in such Federal Funds
Rate but in no event to be less than 6% per annum, except that any overdraft resulting from an error by the Custodian shall bear no interest. Any such overdraft or indebtedness shall be reduced by an amount equal to the total of all amounts due such Series which have not been collected by the Custodian on behalf of such Series when due because of the failure of the Custodian to make timely demand or presentment for payment. In addition, the Fund hereby agrees that the Custodian shall have a continuing lien and security interest in and to any property at any time held by it for the benefit of such Series or in which such Series may have an interest which is then in the Custodian's possession or control or in possession or control of any third party acting in the Custodian's behalf. The Fund authorizes the Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to such Series' credit on the Custodian's books. For purposes of this Section 1 of
Article XIII, "overdraft" shall mean a negative Available
Balance.

          2. The Fund will cause to be delivered to the Custodian by any bank (including, if the borrowing is pursuant to a separate agreement, the Custodian) from which it borrows money for investment or for temporary or emergency purposes using Securities in a Series' portfolio as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such borrowing: (a) the Series to which the borrowing relates; (b) the name of the bank; (c) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement; (d) the time and date, if known, on which the loan is to be entered into; (e) the date on which the loan becomes due and payable; (f) the total amount payable to the Fund for the account of such Series on the borrowing date; (g) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities; and (h) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the Investment Company Act of 1940, as amended, and the Fund's prospectus. The Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this paragraph.
The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in a Certificate the Series, the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by the Custodian, the Custodian shall not be under any obligation to deliver any Securities.


                            ARTICLE XIV

             LOAN OF PORTFOLIO SECURITIES OF THE FUND

          1. If the Fund is permitted by the terms of its organization documents and as disclosed in its most recent and currently effective prospectus to lend the portfolio Securities of a Series, within 24 hours after each loan of portfolio Securities the Fund shall deliver or cause to be delivered to the
Custodian a
Certificate specifying with respect to each such loan: (a) the Series to which the Securities to be loaned are specifically allocated; (b) the name of the issuer and the title of the Securities; (c) the number of shares or the principal amount loaned; (d) the date of loan and delivery; (e) the total amount to be delivered to the Custodian against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified; and (f) the name of the broker, dealer or financial institution to which the loan was made. The Custodian shall deliver the Securities thus designated to the broker, dealer or financial institution to which the loan was made upon receipt of the total amount designated as to be delivered against the loan of Securities. The Custodian may accept payment in connection with a delivery otherwise than through the Book-Entry System or Depository only in the form of a certified or bank cashier's check payable to the order of the Fund or the Custodian drawn on New York Clearing House funds and may deliver Securities in accordance with the customs prevailing among dealers in securities.

          2. Promptly after each termination of the loan of Securities by the Fund, the Fund shall deliver or cause to be delivered to the Custodian a Certificate specifying with respect to each such loan termination and return of Securities: (a) the Series to which the Securities to be returned are specifically allocated; (b) the name of the issuer and the title of the Securities to be returned; (c) the number of shares or the principal amount to be returned; (d) the date of termination;
(e)
the total amount to be delivered by the Custodian (including the cash collateral for such Securities minus any offsetting credits as described in said Certificate); and (f) the name of the broker, dealer or financial institution from which the Securities will be returned. The Custodian shall receive all Securities returned from the broker, dealer, or financial institution to which such Securities were loaned and upon receipt thereof shall pay, out of the moneys held for the account of the Series specified in the
Certificate, the total amount payable upon such return of Securities as set forth in the Certificate.


                            ARTICLE XV

                     CONCERNING THE CUSTODIAN

          1. Except as hereinafter provided, neither the Custodian nor its nominee shall be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, either hereunder or under any Margin Account Agreement, except for any such loss or damage arising out of its own negligence or willful misconduct. The Custodian may, with respect to questions of law arising hereunder or under any Margin
Account Agreement, apply for and obtain the advice and opinion of counsel to the Fund or of its own counsel, at the expense of the Fund, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Custodian shall be liable to the Fund for any loss or damage resulting from the use of the Book-Entry System or any Depository arising by reason of any negligence, misfeasance or willful misconduct on the part of the Custodian or any of its employees or agents.

          2. Without limiting the generality of the foregoing, the Custodian shall be under no obligation to inquire into, and shall not be liable for:

          (a) The validity of the issue of any Securities purchased, sold or written by or for the Fund, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor;

          (b) The legality of the issue or sale of any of the Fund's Shares, or the sufficiency of the amount to be received therefor;

          (c) The legality of the redemption of any of the Fund's Shares, or the propriety of the amount to be paid therefor;

          (d) The legality of the declaration or payment of any dividend by the Fund;

          (e)  The legality of any borrowing by the Fund using
Securities as collateral;

          (f) The legality of any loan of portfolio Securities pursuant to Article XIV of this Agreement, nor shall the Custodian be under any duty or obligation to see to it that any cash collateral delivered to it by a broker, dealer or financial institution or held by it at any time as a result of such loan of portfolio Securities of the Fund is adequate collateral for the Fund against any loss it might sustain as a result of such loan.

The Custodian specifically, but not by way of limitation, shall not be under any duty or obligation periodically to check or notify the Fund that the amount of such cash collateral held by it for the Fund is sufficient collateral for the Fund, but such duty or obligation shall be the sole responsibility of the Fund. In addition, the Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of the Fund are lent pursuant to Article XIV of this Agreement makes payment to it of any dividends or interest which are payable to or for the account of the applicable Series of the Fund during the period of such loan or at the termination of such loan, provided, however, that the Custodian shall promptly notify the Fund in the event that such dividends or interest are not paid and received when due; or

          (g) The sufficiency or value of any amounts of money and/or Securities held in any Margin Account, Segregated Security
Account or Collateral Account in connection with transactions by the Fund. In addition, the Custodian shall be under no duty or obligation to see that any broker, dealer, futures commission merchant or Clearing Member makes payment to the Fund of any variation margin payment or similar payment which the Fund may be entitled to receive from such broker, dealer, futures commission merchant or Clearing Member, to see that any payment received by the Custodian from any broker, dealer, futures commission merchant or Clearing Member is the amount the Fund is entitled to receive, or to notify the Fund of the Custodian's receipt or non-receipt of any such payment; provided however that the Custodian, upon the Fund's written request, shall, as Custodian, demand from any broker, dealer, futures commission merchant or Clearing Member identified by the Fund the payment of any variation margin payment or similar payment that the Fund asserts it is entitled to receive pursuant to the terms of a Margin Account Agreement or otherwise from such broker, dealer, futures commission merchant or Clearing Member.

          3. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft or other instrument for the payment of money, received by it on behalf of the Fund until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Fund's interest at the Book-Entry System or the Depository.

          4. The Custodian shall have no responsibility and shall not be liable for ascertaining or acting upon any calls, conversions, exchange, offers, tenders, interest rate changes or similar matters relating to Securities held in the Depository, unless the Custodian shall have actually received timely notice from the Depository. In no event shall the Custodian have any responsibility or liability for the failure of the Depository to collect, or for the late collection or late crediting by the Depository of any amount payable upon Securities deposited in the Depository which may mature or be redeemed, retired, called or otherwise become payable. However, upon receipt of a Certificate from the Fund of an overdue amount on Securities held in the Depository, the Custodian shall make a claim against the Depository on behalf of the Fund, except that the Custodian shall not be under any obligation to appear in, prosecute or defend any action, suit or proceeding in respect to any Securities held by the Depository which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

          5. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Fund from the Transfer Agent of the Fund nor to take any action to effect payment or distribution by the Transfer Agent of the Fund of any amount paid by the Custodian to the Transfer Agent of the Fund in accordance with this Agreement.

          6. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a Certificate and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

          7. The Custodian may appoint one or more banking institutions as Depository or Depositories or as Sub-Custodian or Sub-Custodians, including, but not limited to, banking institutions located in foreign countries, of Securities and moneys at any time owned by the Fund, upon terms and conditions approved in the Certificate, which shall, if requested by the Custodian, be accompanied by an approving resolution of the Fund's
Board adopted in accordance with Rule 17f-5 under the Investment Company Act of 1940, as amended. Notwithstanding anything to the contrary contained in this Agreement, the Custodian shall hold harmless and indemnify the Fund from and against any losses, actions, claims, demands, expenses and proceedings, including counsel fees, that occur as a result of any act or omission of any Foreign Sub-Custodian or Depository with respect to the safekeeping of moneys and securities of the Fund.

          8. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the account of the Fund are such as properly may be held by the Fund under the provisions of its organization documents.

   9. (a) The Custodian shall be entitled to receive and the Fund agrees to pay to the Custodian all reasonable out-of-pocket expenses and such compensation and fees as are specified on
Schedule A hereto. The Custodian shall not deem amounts payable in respect of foreign custodial services to be out-of-pocket expenses, it being the parties' intention that all fees for such services shall be as set forth on Schedule B hereto and shall be provided for the term of this Agreement without any automatic or unilateral increase. The Custodian shall have the right to unilaterally increase the figures on Schedule A on or after March 1, 1996 and on or after each succeeding March 1 thereafter by an amount equal to 50% of the increase in the Consumer Price Index for the calendar year ending on the December 31 immediately preceding the calendar year in which such March 1 occurs, provided, however, that during each such annual period commencing on a March 1, the aggregate increase during such period shall not be in excess of 10%. Any increase by the Custodian shall be specified in a written notice delivered to the Fund at least thirty days prior to the effective date of the increase. The Custodian may charge such compensation and any expenses incurred by the Custodian in the performance of its duties pursuant to such agreement against any money held by it for the account of the Fund. The Custodian shall also be entitled to charge against any money held by it for the account of the Fund the amount of any loss, damage, liability or expense, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement. The expenses which the Custodian may charge against the account of the Fund include, but are not limited to, the expenses of Sub-Custodians and foreign branches of the Custodian incurred in settling outside of New York City transactions involving the purchase and sale of Securities of the Fund.

              (b) The Fund shall receive a credit for each calendar month against such compensation and fees of the Custodian as may be payable by the Fund with respect to such calendar month in an amount equal to the aggregate of its Earnings Credit for such calendar month. In no event may any Earnings Credits be carried forward to any fiscal year other than the fiscal year in which it was earned, or, unless permitted by applicable law, transferred to, or utilized by, any other person or entity, provided that any such transferred Earnings Credit can be used only to offset compensation and fees of the Custodian for services rendered to such transferee and cannot be used to pay the Custodian's out-of-pocket expenses. For purposes of this sub-section (b), the Fund is permitted to transfer Earnings Credits only to The Dreyfus Corporation, its affiliates and/or any investment company now or in the future for which The Dreyfus Corporation or any of its affiliates acts as the sole investment adviser. For purposes of this sub-section (b), a fiscal year shall mean the twelve-month period commencing on the effective date of this Agreement and on each anniversary thereof.

          10. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be a Certificate. The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by the Custodian pursuant to Article IV or XI hereof. The Fund agrees to forward to the Custodian a Certificate or facsimile thereof, confirming such Oral Instructions or Written Instructions in such manner so that such Certificate or facsimile thereof is received by the Custodian, whether by hand delivery, telex or otherwise, by the close of business of the same day that such Oral Instructions or Written Instructions are given to the Custodian.

The Fund agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Fund. The Fund agrees that the Custodian shall incur no liability to the Fund in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions, provided such instructions reasonably appear to have been received from an Authorized Person.

          11. The Custodian shall be entitled to rely upon any instrument, instruction or notice received by the Custodian and reasonably believed by the Custodian to be given in accordance with the terms and conditions of any Margin Account Agreement. Without limiting the generality of the foregoing, the Custodian shall be under no duty to inquire into, and shall not be liable for, the accuracy of any statements or representations contained in any such instrument or other notice including, without limitation, any specification of any amount to be paid to a broker, dealer, futures commission merchant or Clearing Member.

     12. The books and records pertaining to the Fund which are in the possession of the Custodian shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the Investment Company Act of 1940, as amended, and other applicable securities laws and rules and regulations. The Fund, or the Fund's authorized representatives, shall have access to such books and records during the Custodian's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by the Custodian to the Fund or the Fund's authorized representative at the Fund's expense.

          13. The Custodian shall provide the Fund with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System or the Depository, or
O.C.C., and with such reports on its own systems of internal accounting control as the Fund may reasonably request from time to time.

          14. The Fund agrees to indemnify the Custodian against and save the Custodian harmless from all liability, claims, losses and demands whatsoever, including attorney's fees, howsoever arising or incurred because of or in connection with the Custodian's payment or non-payment of checks pursuant to paragraph 6 of Article XII as part of any check redemption privilege program of the Fund, except for any such liability, claim, loss and demand arising out of the Custodian's own negligence or willful misconduct.

          15. Subject to the foregoing provisions of this Agreement, the Custodian may deliver and receive Securities, and receipts with respect to such Securities, and arrange for payments to be made and received by the Custodian in accordance with the customs prevailing from time to time among brokers or dealers in such Securities.

          16. The Custodian shall have no duties or responsi-bilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

                            ARTICLE XVI

                            TERMINATION

          1. (a) Any termination may be effected only by the terminating party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than two hundred seventy (270) days after the date of giving of such notice.

               (b)  The Fund may at any time terminate this
Agreement if the Custodian has materially breached its obligations under this Agreement and such breach has remained uncured for a period of thirty days after the Custodian's receipt from the Fund of written notice specifying such breach.

               (c)  Either party, immediately upon written
notice to the other party, may terminate this Agreement upon the Merger or Bankruptcy of the other party.

               (d)  The Fund may at any time terminate this
Agreement if the Custodian has materially breached its obligations under the "Amendment to Transfer Agency Agreements" dated August 18, 1989 and has not cured such breach as promptly as practicable and in any event within seven days of its receipt of written notice of such breach, provided that the Custodian shall not be permitted to cure any such material breach arising from the willful misconduct of the Custodian.

   In the event notice of termination is given by the Fund, it shall be accompanied by a copy of a resolution of the Fund's Board, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. In the event notice of termination is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a copy of a resolution of its Board, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by the Fund, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. Upon the date set forth in such notice, this Agreement shall terminate and the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on that date deliver directly to the successor custodian all Securities and moneys then owned by the Fund and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.

          2. If a successor custodian is not designated by the Fund or the Custodian in accordance with the preceding paragraph, the Fund shall, upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Fund) and moneys then owned by the Fund, be deemed to be its own custodian, and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System, in any Depository or by a Clearing Member which cannot be delivered to the Fund, to hold such Securities hereunder in accordance with this Agreement.


                           ARTICLE XVII

                           MISCELLANEOUS

          1. Annexed hereto as Appendix A is a Certificate setting forth the names of the present Authorized Persons. The Fund agrees to furnish to the Custodian a new Certificate in similar form in the event that any such present Authorized Person ceases to be an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new Certificate shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered Certificate.

          2. Annexed hereto as Appendix B is a Certificate signed by two of the present Officers of the Fund setting forth the names of the present Officers of the Fund. The Fund agrees to furnish to the Custodian a new Certificate in similar form in the event any such present Officer ceases to be an Officer of the Fund, or in the event that other or additional Officers are elected or appointed. Until such new Certificate shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon the signatures of the Officers as set forth in the last delivered Certificate.

          3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at 90 Washington Street, 13th Floor, New York, New York 10286, or at such other place as the Custodian may from time to time designate in writing.

          4. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund, shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its offices at 144 Glenn Curtiss Boulevard, Uniondale, New York 11556-0144, or at such other place as the Fund may from time to time designate in writing.

          5. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement and approved by a resolution of the Fund's Board.

          6. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the
Fund, authorized or approved by a resolution of its Board.

    7. This Agreement shall be construed in accordance with the laws of the State of New York.

          8. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

          9. This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any trustee, officer or shareholder of the Fund individually.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.


                              DREYFUS INCOME FUNDS

                             By:

Attest:

                              THE BANK OF NEW YORK

                              By:

Attest:

                                           Appendix A

                       DREYFUS INCOME FUNDS

                      AUTHORIZED SIGNATORIES:
               CASH ACCOUNT AND/OR CUSTODIAN ACCOUNT
               FOR PORTFOLIO SECURITIES TRANSACTIONS


           Group I                        Group II
Frank Greene, Phyllis        Paul R. Casti, Jr.
Meiner, Paul R. Casti, Jr.,  Jeffrey N. Nachman  Thomas J. Durante
Thomas J. Durante, Jean      Philip Toia          James M.
Windels
Farley, Gregory S. Gruber,   Lawrence Kash        Paul T. Molloy
Paul T. Molloy, Jeffrey N.   Joseph I. Connolly   Jean Farley
Nachman, James M. Windels,   Gregory S. Gruber
Anna Mancini and Mary
Kate Macchia

Cash Account

1. Fees payable to The Bank of New York pursuant to written agreement with the Fund for services rendered in its capacity as Custodian or agent of the Fund, or to The
Shareholder
     Services Group, Inc. in its capacity as Transfer Agent or agent of the Fund:

          Two (2) signatures required, one of which must be from Group II, except that no individual shall be authorized to sign more than once.

2.   Other expenses of the Fund, $5,000 and under:

          Any combination of two (2) signatures from either
          Group I or Group II, or both such Groups, except that no
          individual shall be authorized to sign more than once.

3. Other expenses of the Fund, over $5,000 but not over $25,000:

          Two (2) signatures required, one of which must be from Group II, except that no individual shall be authorized to sign more than once.

4.   Other expenses of the Fund, over $25,000:

          Two (2) signatures required, one from Group I or Group II, including any one of the following: Paul R.
Casti,
          Jr., James M. Windels, Jeffrey N. Nachman, Joseph I. Connolly or Philip Toia, except that no individual shall be
          authorized to sign more than once.

Custodian Account for Portfolio Securities Transactions

          Two (2) signatures required from any of the following:

        Joseph I. Connolly, Philip Toia, Paul R. Casti,
Jr., Thomas J. Durante, Jean Farley, Gregory S. Gruber, Paul T.
Molloy, Jeffrey N. Nachman, James M. Windels, Mary Kate Macchia,
Robert Salviolo, Katya Jiminez, Paul Goerke, Christine O'Hara and
Anna Mancini.

Appendix B

                        DREYFUS INCOME FUNDS

          The undersigned Officers of the Fund do hereby certify that the following individuals, whose specimen signatures are on file with The Bank of New York, have been duly elected or appointed by the Fund's Board to the position set forth opposite their names and have qualified therefor:


     Name                          Position

Marie E. Connolly                  President and Treasurer

John E. Pelletier                  Vice President and Secretary

Frederick C. Dey                   Vice President and Assistant
                                     Treasurer

Eric B. Fischman                   Vice President and Assistant
                                     Secretary

Elizabeth Bachman                  Vice President and Assistant
                                     Secretary

Joseph S. Tower, III               Assistant Treasurer

John J. Pyburn                     Assistant Treasurer

Margaret Pardo                     Assistant Secretary

Timiothy M. Ghriskey               Portfolio Manager

Garrit Kono                        Portfolio Manager

Kevin McClintock                   Portfolio Manager

Gerald Thunelius                   Portfolio Manager

Wolodymyr Wronskyj                 Portfolio Manager


Eric B. Fischman,                  Margaret Pardo,
  Vice President                     Assistant Secretary

Appendix C

        The following are designated publications for purposes of paragraph 5(b) of Article III:

The Bond Buyer
Depository Trust Company Notices
Financial Daily Card Service
The New York Times
Standard & Poor's Called Bond Record
The Wall Street Journal

  Appendix D

Name of Series

Dreyfus Equity Dividend Fund
Dreyfus High Yield Bond Fund
Dreyfus Strategic Income Fund

                             Schedule A

     The fees payable to the Custodian with respect to securities held in domestic custody are annexed hereto.

                        DREYFUS INCOME FUNDS


                        Domestic Custody Fees


Basic Fee:                         1/100 of 1% per annum of the
                             first $500,000,000, and 1/200 of
                                   1% of the excess over
                                   $500,000,000 per annum of the
                                   total market value of
domestic
                                   securities held.


Custodial Transactions:

          $8.00 per transaction for each receipt and delivery of book entry securities through DTC/FRB.

          $20.00 per transaction for physical settlements, municipal sub-custodian settlements, writing options
(preparation of depository or escrow receipts) and initial futures transactions.

          $5.00 for futures variation margin maintenance.

          $7.00 for P&I paydowns.

          $10.00 for GNMA PTC settlements.

          $200.00 for the collection of interest on securities held in "street name".

                             Schedule B


     The fees payable to the Custodian with respect to securities held in foreign custody are as set forth in a letter dated January 13, 1995 from Jerome P. Isoldi of The Bank of New
York to Frederick C. Dey, a copy of which is attached hereto.

                   THE BANK OF NEW YORK
                        90 Washington Street
                      New York, New York 10286



                                   January 13, 1995


Mr. Frederick C. Dey
Assistant Treasurer
200 Park Avenue
New York, New York  10166

                      Re:  Global Custody Fees


Dear Fred:

     This letter is an update of my September 21, 1993 global custody fee schedule letter addressed to Mr. Jeffrey Nachman for the Dreyfus Family of Funds.

     Safekeeping charges and transaction fees will be applied per country, as indicated in the attached schedule.

     Warmest regards.

                                   Sincerely,
                                   Jerome P. Isoldi
                                   Senior Vice President

JPI/nd
Enclosure

                     GLOBAL CUSTODY FEE PROPOSAL

                     THE DREYFUS FAMILY OF FUNDS

               AUSTRALIA                     MEXICO (BONDS)
               CANADA                        NETHERLANDS
               FRANCE                        NEW ZEALAND
               GERMANY                       SWEDEN
               IRELAND                       SWITZERLAND
               JAPAN


SAFEKEEPING FEE

12 b.p. PER ANNUM ON FIRST 250MM MARKET VALUE OF ASSETS
10 b.p. PER ANNUM ON NEXT 500MM
 8 b.p. PER ANNUM ON EXCESS


TRANSACTION FEE

$50 FOR EACH TRANSACTION
                                CEDEL

SAFEKEEPING FEE

5 b.p. PER ANNUM ON MARKET VALUE OF ASSETS HELD

TRANSACTION FEE

$25 FOR EACH TRANSACTION

                     GLOBAL CUSTODY FEE PROPOSAL

                     THE DREYFUS FAMILY OF FUNDS


                              SAFEKEEPING         TRANSACTIONS

ARGENTINA                         30 b.p.            $ 75
AUSTRIA                            8 b.p.              60

BANGLADESH                        40 b.p.             170
BELGIUM                            8 b.p.              75
BRAZIL *                          45 b.p.              75
CHILE                             35 b.p.              90
CHINA                             25 b.p.              50
COLUMBIA                          45 b.p.             125
CZECH REPUBLIC                    50 b.p.              55
DENMARK                           15 b.p.              75
FINLAND                           10 b.p.              75
GREECE
  Bond                            25 b.p.              30
  Equity                          50 b.p.             450
HONG KONG                         15 b.p.             100
HUNGARY                            5 b.p.              75
INDIA                             45 b.p.             125
INDONESIA                         15 b.p.              75
ISRAEL                            65 b.p.              45
ITALY                             18 b.p.              75
KOREA                           12.5 b.p.              25
LUXEMBOURG                       6.5 b.p.              75
MALAYSIA                          15 b.p.             100
MEXICO (EQUITIES)                 25 b.p.              60
NORWAY                            25 b.p.             125
PAKISTAN                          40 b.p.             150
PERU                              65 b.p.             175
PHILIPPINES                     12.5 b.p.             150
POLAND                            50 b.p.             150
PORTUGAL                          25 b.p.             220
SINGAPORE                         15 b.p.             150
SOUTH AFRICA                    12.5 b.p.             150
SPAIN                              8 b.p.              50
SRI LANKA                         20 b.p.              60
TAIWAN                            15 b.p.             150
THAILAND                          18 b.p.              95
TURKEY                            25 b.p.              60
UNITED KINGDOM                     8 b.p.              50
URUGUAY **                        55 b.p.              75
VENEZUELA                         45 b.p.              75

 * Includes Local Administrator.
** $4,000 Per Year, Per Account.

OUT-OF-POCKET EXPENSES

TELEX, TELEPHONE, SECURITIES REGISTRATION, ETC., ARE IN ADDITION
TO THE ABOVE.

                                        Exhibit (9)
                      DREYFUS INCOME FUNDS

                    SHAREHOLDER SERVICES PLAN


          Introduction: It has been proposed that the above-captioned investment company (the "Fund") adopt a Shareholder Services Plan under which the Fund would pay the Fund's distributor (the "Distributor") for providing services to (a) shareholders of each series of the Fund or class of Fund shares set forth on Exhibit A hereto, as such Exhibit may be revised from time to time, or (b) if no series or classes are set forth on such Exhibit, shareholders of the Fund. The Distributor would be permitted to pay certain financial institutions, securities dealers and other industry professionals (collectively, "Service Agents") in respect of these services. The Plan is not to be adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"), and the fee under the Plan is intended to be a "service fee" as defined in Article III,
Section 26, of the NASD Rules of Fair Practice.

     The Fund's Board, in considering whether the Fund should implement a written plan, has requested and evaluated such information as it deemed necessary to an informed determination as to whether a written plan should be implemented and has considered such pertinent factors as it deemed necessary to form the basis for a decision to use Fund assets for such purposes.

    In voting to approve the implementation of such a plan, the Board has concluded, in the exercise of its reasonable business judgment and in light of applicable fiduciary duties, that there is a reasonable likelihood that the plan set forth below will benefit the Fund and its shareholders.

    The Plan:  The material aspects of this Plan are as follows:
          1. The Fund shall pay to the Distributor a fee at the annual rate set forth on Exhibit A in respect of the provision of personal services to shareholders and/or the maintenance of shareholder accounts. The Distributor shall determine the amounts to be paid to Service Agents and the basis on which such payments will be made. Payments to a Service Agent are subject to compliance by the Service Agent with the terms of any related Plan agreement between the Service Agent and the Distributor.

          2. For the purpose of determining the fees payable under this Plan, the value of the net assets of the Fund or the net assets attributable to each series or class of Fund shares identified on Exhibit A, as applicable, shall be computed in the manner specified in the Fund's charter documents for the computation of net asset value.

          3. The Board shall be provided, at least quarterly, with a written report of all amounts expended pursuant to this Plan. The report shall state the purpose for which the amounts were expended.

          4. This Plan will become effective immediately upon approval by a majority of the Board members, including a majority of the Board members who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in the operation of this Plan or in any agreements entered into in connection with this Plan, pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of this Plan.

          5. This Plan shall continue for a period of one year from its effective date, unless earlier terminated in accordance with its terms, and thereafter shall continue automatically for successive annual periods, provided such continuance is approved at least annually in the manner provided in paragraph 4 hereof.

    6. This Plan may be amended at any time by the Board, provided that any material amendments of the terms of this Plan shall become effective only upon approval as provided in paragraph 4 hereof.

          7. This Plan is terminable without penalty at any time by vote of a majority of the Board members who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in the operation of this Plan or in any agreements entered into in connection with this Plan.

     8.  The obligations hereunder and under any related
Plan agreement shall only be binding upon the assets and
property of the Fund or the affected series or class, as the case
may be, and shall not be binding upon any Board member, officer or shareholder of the Fund individually.
Dated:    July 19, 1995
Revised:  December 6, 1995

                            EXHIBIT A

Name of Series                  Fee as a Percentage of
                               Average Daily Net Assets

Dreyfus Equity Dividend Fund               .25%
Dreyfus High Yield Bond Fund               .25%
Dreyfus Strategic Income Fund              .25%

                                      Exhibit (11)
                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated December 4, 1995, in this Registration Statement (Form N-1A 33-7172) of Dreyfus Income Funds (formerly Dreyfus Strategic Income).


                                   ERNST & YOUNG LLP


New York, New York
December 22, 1995